As filed with the Securities and Exchange Commission on May 6, 2004
                                           Registration Statement No. 333-104698
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                  PRE-EFFECTIVE
                                 AMENDMENT NO. 3
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                               NES WORLDWIDE, INC.
                 (Name of small business issuer in its charter)
           Delaware                      7389                    98-0383644
 (State of incorporation or   (Primary Standard Industrial    (I.R.S.Employer
jurisdiction of organization)  Classification Code Number)  Identification  No.)
                       ----------------------------------

                           938 Howe Street, Suite 402
                   Vancouver, British Columbia V6Z1N9, Canada
                                 (604) 646-8005
          (Address and telephone number of principal executive offices)
                       ----------------------------------

                        National Corporate Research, Ltd.
                            615 South DuPont Highway
                              Dover, Delaware 19901
                                 (302) 734-1450
            (Name, address and telephone number of agent for service)
                       ----------------------------------

Copies of all communications, including all communications sent to the agent for service, should be sent to:
                            Adam S. Gottbetter, Esq.
                             Kevin F. Barrett, Esq.
                           Gottbetter & Partners, LLP
                         488 Madison Avenue, 12th Floor
                            New York, New York 10022
                                 (212) 400-6900
                       ----------------------------------

     Approximate date of proposed sale to the public: From time to time after the effective date of the registration statement until such time that all of the shares of common stock registered hereunder have been sold.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|


                                   CALCULATION OF REGISTRATION FEE

     TITLE OF EACH CLASS        AMOUNT BEING    OFFERING PRICE    MAXIMUM AGGREGATE       AMOUNT OF
OF SECURITIES BEING REGISTERED   REGISTERED      PER SHARE (1)    OFFERING PRICE (1)   REGISTRATION FEE
=======================================================================================================
Shares of Common Stock              1,240,250  $            .10  $           124,025  $             101
-------------------------------------------------------------------------------------------------------
Total                                                            $           124,025  $             101
-------------------------------------------------------------------------------------------------------
Amount Due                                                                            $             101
=======================================================================================================



(1)  Estimated  for  purposes of computing the registration fee pursuant to Rule
457.

     THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR DOES IT SEEK AN OFFER TO BUY, THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT  TO  COMPLETION.  DATED       ,  2004.

PROSPECTUS

                               NES WORLDWIDE, INC.

                        1,240,250 SHARES OF COMMON STOCK


     This prospectus relates to the resale by the selling stockholders of 1,240,250 shares of our common stock. The selling stockholders will sell the shares from time to time at $.10 per share until our shares are quoted on the Over-the-Counter Bulletin Board ("OTCBB") and thereafter at prevailing market prices or privately negotiated prices. There is no set minimum or maximum number of shares that can be purchased by an investor. There is no assurance that our common stock will be included on the OTCBB. We will not receive any proceeds from any sales made by the selling stockholders but will pay the expenses of this offering. This is the initial registration of any of our shares. No public market currently exists for the shares of common stock.

Further, we do not have operations worldwide. Our current operations are limited to the U.S. and Canada.


     This offering will terminate on the earlier of (i) the date that all shares offered by this prospectus have been sold by the selling shareholders, (ii) twenty-four (24) months from the effective date of the Registration Statement on Form SB-2 that we have filed with the SEC, or (iii) the date all of the selling shareholders may sell all of the shares described herein without restriction by the volume limitations of Rule 144(k) of the Securities Act.

     AS YOU REVIEW THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED IN "RISK FACTORS" BEGINNING ON PAGE 3.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The  date  of  this  prospectus  is       ,  2004


                                TABLE OF CONTENTS


                                                                                      Page
Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

Cautionary Note Regarding Forward Looking Statements. . . . . . . . . . . . . . . . .   6

Determination of Offering Price . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

Management's Discussion and Analysis of Financial Condition and Results of Operations   7

Dividend Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

Description of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

Directors, Executive Officers, Promoters and Control Persons. . . . . . . . . . . . .  15

Executive Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

Security Ownership of Certain Beneficial Owners and Management. . . . . . . . . . . .  20

Certain Relationships and Related Transactions. . . . . . . . . . . . . . . . . . . .  21

Description of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

Selling Stockholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

Plan of Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

Market for Common Equity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

Change in Accountants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

Where You Can Find More Information . . . . . . . . . . . . . . . . . . . . . . . . .  31

Index to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32


                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until ____, 2004 (90 days from the date of this prospectus), all dealers that effect transactions in these securities, whether or not participants in this offering, may be required to deliver a prospectus

                                     SUMMARY

     This summary highlights the key information contained in this prospectus. Because it is a summary, it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the section titled "Risk Factors".

Business

     NES Worldwide, Inc. ("NES"), through its wholly owned operating subsidiary National EDGAR Services, Inc., provides electronic filing services for companies that need to electronically file prospectuses, registration statements, and other documents under United States federal securities laws with the United States Securities and Exchange Commission (SEC) via the SEC's electronic data gathering system entitled Electronic Data Gathering Analysis and Retrieval ("EDGAR(R)"). Currently our operations are in the United States and Canada only. NES is located at 938 Howe Street, Suite 402, Vancouver, British Columbia

V6Z1N9, Canada. NES's phone number is (604) 646-8005. NES is not a blank check company and has no intention to merge with another company or allow itself to be acquired by another company, or to act as a blank check company, as that term is defined in Rule 419 of Regulation C under the Rules of Securities Act of 1933.

                                  THE OFFERING

Shares offered by the selling stockholders         1,240,250
Common  stock  outstanding                         4,990,250
Use  of proceeds                                   The selling stockholders will
                                                   receive the net proceeds from
                                                   the  sale of shares.  We will
                                                   receive  none of the proceeds
                                                   from  the  sale  of  shares
                                                   offered  by  this prospectus.

                      SUMMARY OF HISTORICAL FINANCIAL DATA

     In the table below, we provide you with summary historical financial information of NES Worldwide, Inc. The following statements of operations for the years ended September 30, 2003 and 2002 and the balance sheet data as of September 30, 2003 are derived from the audited financial statements of NES Worldwide, Inc.

The following financial data should be read in conjunction with, and is qualified by reference to "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the financial statements of NES Worldwide, Inc. including the notes to these financial statements, included elsewhere in this registration statement/prospectus.

                                NES WORLDWIDE, INC. and Subsidiary
                                Selected Historical Financial Data

                                               For the Three Months Ended  Year Ended September 30,
                                                      December 31,
                                               --------------------------  ------------------------
                                                   2003         2002          2003         2002
                                               ------------  -----------   -----------  -----------
                                                (Unaudited)  (Unaudited)
  Consolidated Statements of Operations:
  Revenue . . . . . . . . . . . . . . . . . .  $    17,072   $    3,820    $   41,328   $        0
  Total Operating Expense . . . . . . . . . .       22,481       30,154       120,274       29,768
                                               ------------  -----------   -----------  -----------
  Net Loss. . . . . . . . . . . . . . . . . .       (5,409)     (26,334)      (78,946)     (29,768)


  Basic loss per share. . . . . . . . . . . .            0        (0.01)        (0.02)       (0.01)
  Dividends per share . . . . . . . . . . . .            0            0             0            0
  Basic weighted-average common shares. . . .    4,990,250    3,974,217     4,990,250    3,974,214
  outstanding                                  ------------  -----------   -----------  -----------


  Consolidated Balance Sheet Data:
  Total current assets. . . . . . . . . . . .       34,026                      28,534
  Website costs . . . . . . . . . . . . . . .       11,856                      13,179
                                               ------------                -----------
  Total assets. . . . . . . . . . . . . . . .       45,882                      41,713

  Total current liabilities . . . . . . . . .       57,410                      47,832
  Total stockholders' deficit . . . . . . . .      (11,528)                     (6,119)
                                               ------------                -----------

  Total liabilities and stockholders' equity.       45,882                      41,713
                                               ------------                -----------

                                  RISK FACTORS


     Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before you purchase any of our common stock. All of the known material risks inherent in this offering are addressed below.
If any of these risks or uncertainties actually occurs, our business, financial condition or results of operations could be materially adversely affected. In this event you could lose all or part of your investment.
OUR INDEPENDENT AUDITORS HAVE ISSUED A "GOING CONCERN" OPINION REGARDING THE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT.

     The two auditors' opinions on our financial statements indicate that they were prepared under the assumption that we continue as a going concern. Nevertheless, our independent auditors believe that there is "substantial doubt" that we will be able to continue as a going concern. In part because we have incurred losses of $114,123 since inception in July 2002 and have a negative working capital of $23,384 as of December 31, 2003. Therefore, we might not achieve profitability, our business may fail and you may loose all of your investment.


We Plan To Do A Public Or Private Offering Of Our Equity Or Debt In 2004 To Raise An Additional $100,000, Which Will Further Dilute Your Ownership Interest In NES.


We plan to do a public or private offering of our equity or debt in the fourth quarter of 2004. We will seek to raise at least $100,000, which will further dilute your ownership interest in NES if the offerings are of equity or of debt that is convertible into equity. We have no commitments from any funding sources to raise the additional $100,000. We do not know what the offering price of the securities may be.

We Depend Upon 51st State Systems, Inc. For Important Aspects Of Our Business Operations, And Any Loss In This Service Would Disrupt Our Operations And Possibly Cause Our Business To Fail, Which Would Result In A Complete Loss Of Your Investment.

     We have a web hosting contract with 51st State Systems Inc., a provider of Internet services, pursuant to which 51st State Systems operates and maintains the Web servers used by us in their data center. Our hosting contract with 51st State Systems expires in August 2005; however either party may terminate this agreement with 60 days written notice. If 51st State Systems were unable or unwilling to provide these hosting services, we would have to find a suitable replacement. Our operations could be disrupted while we were in the process of finding a replacement for 51st State Systems and the failure to find a suitable replacement or to reach an agreement with an alternate provider on terms acceptable to us would cause our business to fail, which would result in a complete loss of your investment.

Our Officers And Directors Beneficially Own Approximately 52% Of Our Stock And Their Interests May Conflict With Your Interest, Which May Result In A Complete Loss Of Your Investment.


     As of May 6, 2004, our three officers and directors beneficially own approximately 52% of our common stock. Two of our officers and directors, Todd Cusolle and Matt Sebal own their interest in NES through their ownership of 51st State Systems, Inc. As a result, they will have significant ability to:


     -    elect  or  defeat  the  election  of  our  directors;

     -    amend or prevent amendment of our articles of incorporation or bylaws;

     -    effect  or  prevent  a  merger,  sale  of  assets  or  other corporate transaction  (although  there  are  no  such  plans);

     - control the outcome of any other matter submitted to the shareholders for vote; and

     - have 51st State Systems, Inc. terminate its web hosting agreement with NES.

     As a result of our three officers and director's ownership and positions, they are able to significantly influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. Their interests may conflict with your interests, which may result in a complete loss of your investment.

Our  Officers  And  Directors  Beneficially  Own Approximately 52% Of Our Stock;
Significant Sales Of Stock By Them Could Result In A Decrease Of Our Stock Price, Which May Result In Your Stock Being Worth Less Than You Paid For It.


     As of May 6, 2004, our three officers and directors beneficially own approximately 52% of our common stock. As a result, sales of significant amounts of shares held by them, or the prospect of these sales, could result in a decrease of the market price of our common stock, which may result in your stock being worth less than what you paid for it.

We Face A Risk Of System Failure Which Could Materially Adversely Affect Our Business, Which May Result In A Complete Loss Of Your Investment.

     Our ability to provide our services to our clients depends on the efficient and uninterrupted operation of our computer and communications hardware and software systems. These systems and operations are vulnerable to damage or interruption from human error, natural disasters, telecommunication failures, break-ins, sabotage, computer viruses, intentional acts of vandalism and similar events. Any system failure, including network, software or hardware failure, that causes an interruption in our service or a decrease in responsiveness of our web site could result in reduced traffic, reduced revenue and harm to our reputation, brand and relations with advertisers. Further, any disruption in the Internet access to our web sites provided by 51st State Systems could materially adversely affect our business, results of operations and financial condition, which may result in a complete loss of your investment.

We License The Term Edgar(R) From The U.S. Securities And Exchange Commission And If This License Is Terminated Our Business Could Be Adversely Affected, Which May Result In A Complete Loss Of Your Investment.

     The SEC is the owner of a United States trademark registration covering the use of the term EDGAR(R). Our wholly owned subsidiary, National EDGAR Services, Inc. has obtained a non-exclusive, royalty-free license from the SEC to use the term EDGAR(R) in our trademarks, service marks and corporate name, i.e. NATIONAL EDGAR SERVICES(TM). This license is due to expire in 2007. If we build significant brand recognition through the use of the term EDGAR(R) in our service offerings, company name and web site, then our business, results of operations and financial condition could be adversely affected if we were to lose the right to use the term EDGAR(R) in the conduct of our business, which may result in a complete loss of your investment.

We May Not Qualify For Over-The -Counter Electronic Bulletin Board Inclusion, Therefore There May Be No Market For Your Shares And Therefore You May Be Unable To Sell Your Shares, Which May Result In A Complete Loss Of Your Investment.

     Upon completion of this offering, we will attempt to have our common stock eligible for quotation on the Over-the-Counter Electronic Bulletin Board
("OTCBB" or "Bulletin Board"). OTCBB eligible securities includes securities not listed on NASDAQ or a registered national securities exchange in the U.S. and that are also required to file reports pursuant to Section 13 or 15(d) of the Securities Act of 1933, and the company is current in its periodic securities reporting obligations. NES has engaged a broker/dealer who has filed a Form 211 with the National Association of Securities Dealers ("NASD") in order to allow the quotation of NES's common stock on the OTCBB. The market maker has committed to make a market in our securities once the Form 211 clears with the NASD. For more information on the OTCBB see its web site at www.otcbb.com. If for any reason, however, any of our securities are not eligible for continued quotation on the Bulletin Board or a public trading market does not develop, purchasers of the shares may have difficulty selling their securities should they desire to do so. If we are unable to satisfy the requirements for quotation on the Bulletin Board, any trading in our common stock would be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets". As a result, an investor may be unable to dispose of, or to obtain accurate quotations as to the price of, the securities offered hereby. The above-described rules may materially adversely affect the liquidity of the market for our securities and you may be unable to sell your shares, therefore your investment would be a complete loss.

Our Officers, Directors And Controlling Shareholders Were Officers, Directors And Controlling Shareholders Of Mindfuleye, Inc., Which Failed To Timely File Quarterly Reports As Required By The U.S. Securities And Exchange Commission, If Our Officers And Directors Fail To Timely File Quarterly Reports For NES Then NES Would Be Removed From Any Securities Trading Board That It May Be On, Which May Result In A Complete Loss Of Your Investment.

Our three officers, directors and controlling shareholders were officers, directors and controlling shareholders of Mindfuleye, Inc., which had been a publicly reporting company with the U.S. Securities and Exchange Commission. Mindfuleye, Inc. failed to file its quarterly reports with the Securities and Exchange Commission for two years prior to discontinuing its obligation to file such reports in October of 2003. If NES fails to file its quarterly reports with the Securities and Exchange Commission then it would be removed from any securities trading board that NES shares may be listed on and the result may be that your investment in NES would be a complete loss.


              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains certain financial information and statements regarding our operations and financial prospects of a forward-looking nature. Although these statements accurately reflect management's current understanding and beliefs, we caution you that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to be made in this prospectus. For this purpose, any statements contained in this prospectus which are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as, "may", "intend", "expect", "believe", "anticipate", "could", "estimate", "plan" or "continue" or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. There can be no assurance of any kind that such forward-looking information and statements will be reflective in any way of our actual future operations and/or financial results, and any of such information and statements should not be relied upon either in whole or in part in connection with any decision to invest in the shares.

                         DETERMINATION OF OFFERING PRICE

     There is no established public market for the common stock being registered. NES arbitrarily determined the proposed offering price per share.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the stockholder's shares offered by this prospectus. All proceeds from the sale of the stockholders' shares will be for the account of the selling shareholders.

                                 CAPITALIZATION


     The  following table sets forth our capitalization as of December 31, 2003.

Long Term Liabilities. . . . . . . . . . . . . . . . . . . . . .  $       0
Stockholders' Equity:
 Common stock, $.001 par value; authorized 100,000,000 shares, .      4,990
     issued and outstanding 4,990,250 shares
 Preferred stock, $.0001 par value; authorized 5,000,000 shares,        -0-
     issued and outstanding
 Additional paid-in capital. . . . . . . . . . . . . . . . . . .     97,605
 Accumulated Deficit . . . . . . . . . . . . . . . . . . . . . .   (114,123)
                                                                  ----------
Total stockholders' deficit. . . . . . . . . . . . . . . . . . .    (11,528)
                                                                  ----------
Total capitalization . . . . . . . . . . . . . . . . . . . . . .  $ (11,528)

    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS


     The following discussion should be read in conjunction with our consolidated financial statements, including the related notes, appearing elsewhere in this prospectus. The following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those discussed in the forward-looking statements as a result of the various factors set forth under "Risk Factors" and elsewhere in this prospectus.


Overview

     NES Worldwide, Inc. ("NES"), through its wholly owned operating subsidiary National EDGAR Services, Inc., provides electronic filing services for companies that need to electronically file prospectuses, registration statements, and other documents under United States federal securities laws with the United States Securities and Exchange Commission (SEC) via the SEC's electronic data gathering system entitled Electronic Data Gathering Analysis and Retrieval ("EDGAR(R)"). Currently our operations are in the United States and Canada only.


     We see a trend toward greater demand for services to format and file documents with the SEC in what is known as EDGARII format. EDGARII format is a specialized set of Hyper Text Markup Language (HTML) standards and a permissible set of HTML tags that has been designed specifically for use with the EDGAR system. The EDGARII format gives customers:

1. The ability to include graphic and image files in HTML documents. Filers who choose the EDGARII format are able to submit documents in the EDGAR system that can appear in substantially the same graphic or image format as those prepared for delivery to investors.

2. The ability to use hyperlinks in EDGARII documents, including links between sections of a submission (e.g. between the table of contents and the various sections of a document), to documents within a submission (e.g. to exhibits), and to previously filed documents on the SEC's public web site.

We believe that customer demand for services to format and file documents in the EDGARII format will continue to grow. We believe that many EDGAR service providers, including NES, charge between 30% and 60% more to format and file documents in the EDGARII format than for EDGARI format documents. We therefore expect the increasing demand for EDGARII services to positively impact our business.

Furthermore, if at some time in the future the SEC eliminates the EDGARI format and requires all filers to submit their documents in EDGARII format, we believe that our revenues would be positively impacted.


Plan  Of  Operations  For  The  Next  Twelve  Months

NES  Worldwide's  plan  of  operations for the next twelve months is as follows:


MILESTONES                                                                          COSTS
----------------------------------------------------------------------------  -----------------

3rd Quarter 2004
-----------------
NES Worldwide will evaluate several trade and industry-related publications.  $           8,000
for the purposes of placing advertisements in 2004.
----------------------------------------------------------------------------  -----------------

Evaluate and purchase a "CMS" platform (content management software: . . . .  $           3,000
software that assists National EDGAR Services in managing, proofing, and controlling revisions of our customers filings)
----------------------------------------------------------------------------  -----------------

4th Quarter 2004
----------------
Interview, select and hire a sales manager.. . . . . . . . . . . . . . . . .  $ 5,000 per month
----------------------------------------------------------------------------  -----------------

Establish terms and initiate second offering of NES Worldwide common stock to raise at least $100,000.  This offering may be done as a public or private offering.  Proceeds will be used for additional working capital, accounting and offering costs, and major capital asset purchases such as workstations and software.
----------------------------------------------------------------------------  -----------------

1st Quarter 2005
----------------
Interview, select and hire production coordinator. . . . . . . . . . . . . .  $ 3,500 per month
----------------------------------------------------------------------------  -----------------

Purchase additional workstations and software. . . . . . . . . . . . . . . .  $          10,000
----------------------------------------------------------------------------  -----------------

2nd Quarter 2005
----------------
Evaluate and secure separate office space from 51st State offices. . . . . .  $ 2,000 per month
----------------------------------------------------------------------------  -----------------

NES Worldwide will evaluate several trade and industry-related publications.  $          16,000
for the purposes of placing advertisements in 2005.
----------------------------------------------------------------------------  -----------------

Interview, select and hire quality control manager.. . . . . . . . . . . . .  $4,000 per month.
----------------------------------------------------------------------------  -----------------

RESULTS  OF  OPERATIONS

     The following tables set forth selected financial data from operations on a consolidated basis for the three months ended December 31, 2003 and 2002, and for the years ended September 30, 2003 and 2002.

COMPARISON  OF  THE  THREE  MONTHS  ENDED  DECEMBER  31,  2003  AND  2002

                FOR THE 3 MONTHS ENDED DECEMBER 31,
               ------------------------------------
                      2003               2002
               -----------------  -----------------
Sales . . . .  $17,072   100.0 %  $  3,820    100.0%
-------------  --------  -------  ---------  -------
Cost of Sales   22,481    (132)%    30,154   (789) %
-------------  --------  -------  ---------  -------
Gross Margin.  $(5,409)    (32)%  $(26,334)  (689) %
-------------  --------  -------  ---------  -------

     Sales for the three-months ended December 31, 2003 increased by 447% compared to the same period in 2002 due to increased marketing activity during 2003. Gross margin as a percentage of sales improved but the Company still suffered a loss. NES had only had operations for a few weeks as of December 31, 2002 and therefore management believes that very little can be drawn from the comparison of these two periods.

OPERATING  EXPENSES

                          FOR THE 3 MONTHS ENDED DECEMBER 31,
                          -----------------------------------
                                 2003             2002
                            ---------------  ---------------
Selling, general and
administrative expenses.    $18,158   81.0%  $27,140   90.0%
------------------------    -------  ------  -------  ------
Web hosting expenses . .      4,323   19.0     3,014   10.0
------------------------    -------  ------  -------  ------
Total operating expenses    $22,481  100.0   $30,154  100.0
------------------------    -------  ------  -------  ------

     Operating expenses for the three month period ended December 31, 2003 were $22,481. This included general and administrative expenses of $18,158 and web hosting expenses of $4,323. Operating expenses for the three month period ended December 31, 2002 were $30,154. This included general and administrative expenses of $27,140 and web hosting expenses of $3,014. Selling, general and administrative expenses were $18,158 and $27,140 in the three-month period ending December 31, 2003 and 2002, respectively. This decrease in selling, general and administrative expenses of $8,982 or 33% is due to decreased start-up costs. Although this trend of lower operating costs and great revenue is positive, management believes that very little can be drawn from this trend because NES had very little operations in 2002.

     The net loss for the period ended December 31, 2003 was $5,409. The net loss for the period ended December 31, 2002 was $26,334. Again, management draws very little from this positive trend due to the very limited amount of costs incurred and revenues earned.

COMPARISON  OF  THE  YEARS  ENDED  SEPTEMBER  31,  2003  AND  2002

                  FOR THE YEARS ENDED SEPTEMBER 30,
               --------------------------------------
                      2003                2002
               -----------------  -------------------
Sales . . . .  $ 41,328   100.0%  $      0        --%
-------------  ---------  ------  --------  ---------
Cost of Sales   120,274   291.0%    29,768        --%
-------------  ---------  ------  --------  ---------
Gross Margin.  $(78,946)  (191)%  $(29,768)       --%
-------------  ---------  ------  --------  ---------

     Sales for the year ended September 30, 2003 were $41,328. NES had no sales for the year ended September 30, 2002. (NES was formed in July, 2002.) Again, management believes that no meaningful comparison can be drawn from these years.

OPERATING  EXPENSE

                          FOR THE YEARS ENDED SEPTEMBER 30,
                          ---------------------------------
                                 2003            2002
                          ----------------  ---------------
Selling, general and
administrative . . . . .  $104,380   87.0%  $27,756   93.0%
------------------------  --------  ------  -------  ------
Web hosting Expenses . .    15,894   13.0     2,012    7.0
------------------------  --------  ------  -------  ------
Total operating expenses  $120,274  100.0   $29,768  100.0
------------------------  --------  ------  -------  ------


     Operating expenses for the year ended September 30, 2003 were $120,274. This included general and administrative expenses of $104,380 and web hosting expenses of $15,894. General and administrative expenses for the year ended September 30, 2003 included accounting and legal, $58,903; selling expenses, $7,676; filing fees $1,001; management salaries, $20,481; rent, $12,010; travel and entertainment, $3,448, telecommunications and printing $5,181; and office
and  miscellaneous  $2,104.   Total  operating  expenses  for  the  year  ended
September 30, 2002 were $29,768. Again, management draws little from this increasing trend because NES had only been formed a few weeks before September 30, 2002.

     The net loss for the year ended September 30, 2003 was $78,946. Net loss for the year ended September 30, 2002 was $29,768. Again, management draws little from this trend because NES had only been formed a few weeks before September 30, 2002.

LIQUIDITY  AND  CAPITAL  RESOURCES

     NES had cash balances totaling approximately $8,500 at April 30, 2004. Since inception in July 2002 our principal sources of funds have been cash generated from financing activities and from operations. However, as of December 31, 2003, NES had not yet established an ongoing source of revenues sufficient to cover its operating costs. With the planned private offering of $100,000 in the first quarter of 2005, the Company believes that it can satisfy its cash requirements for the next 12 months. The sale of additional equity or debt securities would result in additional dilution to NES's stockholders. There can be no assurance that financing will be available in amounts or on terms acceptable to NES, if at all. NES has no material commitments for capital expenditures.

     Again, NES had no revenue for the year ended September 30, 2002. Revenue for the year ended September 30, 2003 was minimal, $41,328. NES has experienced losses of $114,123 since inception in July 2002, and has negative working capital of $23,384 as of December 31, 2003. Losses for the three months ended December 31, 2003 and the year ended September 30, 2003 are noted above. As of the last audit of September 30, 2003, NES had stockholders' deficit of $6,119. The stockholders' deficit for the three months ended December 31, 2003 was $11,528. The ability of NES to continue as a going concern is dependent upon several factors, including its ability to generate cash flow as well as obtaining adequate capital to fund operating losses until it becomes profitable. These factors, among others, raise substantial doubt about its ability to continue as a going concern.

     However, management is still currently in the process of executing its business model described above in "THE PLAN OF OPERATIONS FOR THE NEXT TWELVE MONTHS" and believes that NES will generate cash flow once its business strategy is fully implemented. There can be no assurance that management will be successful in accomplishing its business plan.

     NES had net cash used in operating activities of $80,649 for the year ended September 30, 2003 compared to net cash provided by operating activities of $13,522 for the year ended September 30, 2002. This was due to cash available as a result of the private offering of NES's common stock. NES net cash provided by operating activities of $4,204 for the three months ended December 31, 2003 compared to net cash used in operations of $26,935. This was due to cash available as a result of the private offering of NES's common stock.

     Cash flow from financing activity included proceeds from the sale of common stock of $93,782. From October 2002 to February 2003, NES sold 1,190,250 shares of its common stock at $.10 per share for a total of $119,025. NES received proceeds of $93,782, net of $25,243 of offering costs. Collection of subscription receivables were $3,813 for the year ended September 30, 2003. Further, the cost of this registration statement is estimated to be approximately $79,201. Of this expense, $65,201 has been paid. The remaining $14,000 is planned to be paid through future revenues or through the additional sale of securities. The value will be charged to expenses as incurred.


                                 DIVIDEND POLICY

     We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has sole discretion to pay cash dividends based on our financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.

                             DESCRIPTION OF BUSINESS

     NES was initially incorporated in Delaware as NATIONAL EDGAR SERVICES, INC. on July 17, 2002. On July 29, 2002, NES's articles were amended to change the name to NES Worldwide, Inc. Our current operations are conducted through our wholly owned subsidiary National EDGAR Services, Inc. incorporated under the laws of British Columbia, Canada, on July 23, 2002. Further, we do not have operations worldwide. Our current operations are limited to the U.S. and Canada.

NES provides electronic filing services for companies that need to electronically file prospectuses, registration statements, and other documents under United States federal securities laws with the United States Securities and Exchange Commission (SEC) via the SEC's electronic data gathering system entitled Electronic Data Gathering Analysis and Retrieval ("EDGAR(R)"). This program requires participants or their agents to file disclosure information with the SEC in an electronic format rather than by the traditional paper filing package. This electronic format, usually in ASCII or HTML (unformatted text), includes additional submission information and coding "tags" within the document to aid in the SEC's analysis of the document and retrieval by the public. This electronic format is generally delivered by direct telecommunications, but may be delivered on magnetic computer tape or by diskette. EDGAR(R) allows registrants to file and the public to retrieve disclosure information electronically. The public can retrieve these disclosure documents on the world wide web at www.sec.gov.


     As of December 31, 2003, NES's largest customers were Spectrum Sciences & Software Holdings Corp. representing 14% of revenues; Stockgroup Information System also representing 14% of revenues; Genesis Bioventures repsenting 12% of revenues; and Security Biometrics repsenting 11% of revenues. As of the quarter ended March 31, 2004 NES's largest customers were Lapis Technologies, Inc.
representing 17.7% of revenues; Heritage Worldwide representing 10.4% of revenues; and Adsouth Partners representing 10.2% of revenues. NES currently has twelve clients. Each client utilizing NES's services may be worth a minimum of approximately $2,000 in annual revenues due to the filing of each client's quarterly and annual SEC regulatory filings. Standard EDGAR conversion service includes everything appearing on the following list with prices starting at approximately $8.00 per page. NES will charge additional fees for more complex document translations and EDGAR format conversions. The services provided by NES in connection with electronic fling include:


     -    Conversion  of  a  client's  document  to  the  SEC's EDGAR(R) format;
     -    Creation  of  header  data  using  SEC-approved  software;
     - Tagging of a client's document in accordance with SEC rules and regulations;
     -    Organization  of  a  submission  by  specific  type;
     -    Running  a  validation  program  prior  to  submission*;
     -    Providing  a  printed  version  for  client's  review;
     -    Transmitting  a  live  filing  to  the  SEC  upon  client  approval;
     -    Notification  upon  successful  transmission  of  a  filing;  and
     - Maintenance of strict confidentiality prior to public dissemination to EDGAR(R).

* National EDGAR utilizes an "off the shelf" program that many companies that provide Edgar filing services use to "validate" the submission before we upload the file "live" to the SEC's database. The validation program checks for the existence of special characters (keyboard and formatting characters that the EDGAR systems does not recognize), that no line in the submission is over 81 characters long and that tables and other parts of the filing have been formatted correctly.

     Our wholly owned operating subsidiary National EDGAR Services, Inc. has a web hosting contract with 51st State Systems Inc., a provider of Internet services, pursuant to which 51st State Systems operates and maintains the web servers used by us in their data center. 51st State Systems owns approximately 38% of NES's outstanding shares. 51st State Systems is owned by Todd Cusolle and Matthew Sebal, two of NES's officers and Directors. The material terms of the web hosting agreement with 51st State Systems are as follows:

          51st State Systems provide web hosting, which includes: providing the server hardware, operating system software, monitoring software, and other software and premise connectivity; servers that are accessible from the Internet, where National EDGAR Services, Inc.'s information and data content are resident, and which will allow authorized users to access this content; and the use of software facilities resident on these servers for formatting, loading, previewing, and maintaining National EDGAR Services, Inc.'s information and data content through an Internet connection. 51st State Systems restricts the use of these software facilities and the ability to modify National EDGAR Services, Inc.'s information and data content to authorized user identifications and passwords that 51st State Systems provides to NES. 51st State Systems charges a monthly fee of $1,000, and $150 per hour for server assistance. The term of the agreement with 51st State Systems expires August, 2005. However, either party may terminate the agreement with 60 days written notice.


     Our wholly owned operating subsidiary National EDGAR Services, Inc. entered into a non-binding memorandum of understanding with Continental Stock & Transfer Company ("Continental") on February 10, 2003. The memorandum encourages Continental to select National EDGAR Services, Inc. as a preferred supplier of electronic filing services for companies that need to electronically file prospectuses, registration statements, and other documents with the United States Securities and Exchange Commission. National EDGAR Services, Inc. will provide web site hosting and development services to Continental at mutually agreed upon pricing and terms. However, the pricing and terms of such web hosting development services for Continental have not been mutually agreed upon at this time. Both companies will participate in promotional activities such as direct mail promotions, print advertising, and will have permission to use each other's logo and marketing information for marketing efforts. This non-binding memorandum has a term of two years, until February 10, 2005.


INDUSTRY

     The SEC has established a program for the electronic filing of documents under the United States federal securities laws, entitled Electronic Data Gathering Analysis and Retrieval ("EDGAR(R)"). This program requires participants or their agents to file disclosure information with the SEC in an electronic format rather than by the traditional paper filing. This electronic format, usually in ASCII or HTML, includes additional submission information and coding "tags" within the document for aid in the SEC's analysis of the document and retrieval by the public. This electronic format is generally delivered by direct telecommunications, but may be delivered on magnetic computer tape or by diskette. EDGAR(R) allows registrants to file and the public to retrieve disclosure information electronically on the world wide web at www.sec.gov. Since 1996, the SEC has required all publicly-held companies to file disclosure documents through EDGAR(R).

COMPETITION.

     NES believes that the marketplace for companies that provide the service of filing documents with EDGAR(R) is highly fragmented, with over one hundred such companies located throughout the U.S. NES believes that the business of providing EDGAR(R) filing services is highly competitive and there are no substantial financial or technical barriers to entry by new competitors. Our current position in the industry is that of a very small newly formed company that competes against companies that are much bigger, have much more financial resources and that have been in business longer than NES. We believe that competition will intensify in the future and our ability to successfully compete depends on a number of factors, including:

     -    the  pricing  structure  of  our  services;
     -    expansion  of  the  variety  of  products and services which we offer;
     - our ability to adapt our products and services to new technological developments;
     -    our  ability  to  implement broad and effective distribution channels;
          and
     -    principal  market  and  economic  trends.

     Some  competitors  include:

     - dozens of national financial printing firms such as Bowne, CCH, Donnelly and St. Ives Burrups; and
     - scores of regional financial printing firms such as Pacific Financial Printing in California, Imperial Financial in Arizona and Capital
          Printing  in  New  York.

EMPLOYEES

     NES has a part-time staff of three, the President and Chief Operating Officer, the Chief Financial Officer and VP of Technology, and a VP of Strategy and Marketing. We plan to hire three additional full-time employees within the next twelve months, a sales manager, a production coordinator and a quality control manager.

INTELLECTUAL  PROPERTY

     We currently license the term EDGAR(R) from the SEC. This license expires in 2007. This license has been granted freely to many of our competitors. We filed a trademark application for NATIONAL EDGAR SERVICES with the United States Patent and Trademark Office on November 19, 2002. The application was assigned Serial No. 76/468,103. The application still needs to be reviewed by a Trademark Examiner to determine whether there are any outstanding issues regarding the application. We may not succeed in our application. We have no other trademark or copyright protection at this time.

PROPERTIES

     We currently are provided office space for our corporate headquarters in Vancouver, British Columbia, Canada from 51st State Systems, Inc. at no charge. We believe that our properties are adequate and suitable for their intended Purposes for the rest of 2004. We plan to lease offices separate from 51st State Systems in the 2nd quarter of 2005.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS  AND  OFFICERS

     The following are NES's directors and executive officers. The terms of all directors expire at the next annual meeting of shareholders and upon election of their successors.

       Name         Age     Position
------------------  ---  -------------------------------------------------------
Scott  R.  Kerr     35      President,  and  Director
Todd Cusolle        32      Chief Financial Officer, Secretary, VP of Technology
                            and Director
Matt  Sebal         32      VP Strategy and Marketing, and Chairman of the Board
                            of Directors

     SCOTT R. KERR has served as NES's President and as a Director since July 2002. From October 2002 to the present Mr. Kerr has been the CEO, president and a director of Cordexa Holdings, Inc. ("Cordexa"). Cordexa is a Delaware corporation that provides Internet web site hosting services. Cordexa also filed an SB-2 registration statement with the U.S. Securities and Exchange Commission in 2003, and that registration statement is currently in the review process by the U.S. Securities and Exchange Commission. Mr. Kerr works approximately 30 hours per work for Cordexa. From the period between May 2000 to October 2003, Mr. Kerr held one or more of the following positions: Vice President, Chief Financial Officer, and Director, of Mindfuleye, Inc., a publicly reporting company that developed software for licensing to the investment community. The software delivered proprietary content directly to users by web, desktop, wireless, and e-mail interfaces. As of October, 2003 Mindfuleye, Inc. is no longer a publicly reporting company. Mindfuleye, Inc has had no operations since 2001. From January 1998 to August 2000, Mr. Kerr managed new business development for Bayleaf Software Inc. of Vancouver. From 1991 to 1997 he was with Omni-Tech Systems Ltd. of Vancouver, as vice president, client services. Mr. Kerr has received a Bachelor of Arts in Political Science from the University of British Columbia. Mr. Kerr works approximately 30 hours per week for NES.

     TODD CUSOLLE has served as NES's Chief Financial Officer, Secretary, VP of Technology and as a Director since July 2002. From January 2002 to the present Mr. Cusolle has served as Secretary and as a Director of 51st State Systems, Inc. a privately held company. 51st State Systems develops web sites and web-based applications for small-to-medium organizations in industry, government, and education. From October 2002 to the present Mr. Cusolle has served as Chief Financial Officer, Secretary, Executive VP Technology, and as a Director of Cordexa Holdings, Inc., an Internet web site hosting company. Cordexa Holdings, Inc. also filed an SB-2 registration statement with the U.S. Securities and Exchange Commission in 2003, and that registration statement is currently in the review process by the U.S. Securities and Exchange Commission. From May 2000 to October 2003 Mr. Cusolle served as Chief Technology Officer and as a Director of Mindfuleye, Inc., a publicly reporting company that developed software for licensing to the investment community. The software delivered proprietary content directly to users by web, desktop, wireless, and e-mail interfaces. As of October, 2003 Mindfuleye, Inc. is no longer a publicly reporting company. Mindfuleye, Inc has had no operations since 2001. From October 2001 to March 2002. Mr. Cusolle served as a Director of Return Assured Incorporated. Return Assured Incorporated had been a publicly reporting company involved in enabling e-retail transactions. As of January, 2003 Return Assured Incorporated is no longer a publicly reporting company. Return Assured Incorporated has had no operations since 2001. In 1999 Mr. Cusolle was a senior developer and architect at RLG netPeformance and Communicate.com (formerly IMEDIAT Digital). From 1996 until 1998 Mr. Cusolle was the founding employee of Emerge Online. RLG net Performance, Communicate.com, and Emerge Online Inc. were all web site design and development firms. From 1995 to 1996, Mr. Cusolle held internet development positions at both Quadravision Communications (now Bowne Internet) and Carleton University in Ottawa, Canada. Mr. Cusolle holds a baccalaureate degree in Psychology from Carleton University in Ottawa, Canada. Mr. Cusolle works approximately 30 hours per week for NES Worldwide.

MATTHEW SEBAL has served as NES's VP Strategy and Marketing, and as Chairman of the Board of Directors since July 2002. From January 2002 to the present Mr. Sebal has served as President and as a Director of 51st State Systems, Inc. a privately held company of which Mr. Sebal owns 50% and Todd Cusolle owns 50%. 51st State Systems develops web sites and web-based applications for small-to-medium organizations in industry, government, and education. 51st State Systems, Inc. also owns approximately 76% of the outstanding shares of Cordexa Holdings, Inc. ("Cordexa"). Cordexa provides Internet web site hosting services. Cordexa also filed an SB-2 registration statement with the U.S. Securities and Exchange Commission in 2003, and that registration statement is currently in the review process by the U.S. Securities and Exchange Commission. From September 2002 to the present Mr. Sebal has served as a Director of BHC, Inc. BHC, Inc. is a development stage company that plans to offer online travel services. BHC, Inc. filed an SB-2 registration statement with the U.S. Securities and Exchange Commission in 2003 and that registration statement is currently in the review process by the U.S. Securities and Exchange Commission. From May, 2002 to present Mr. Sebal has served as President and as a Director of DCM Enterprises, Inc., a publicly reporting management and investment holding company. From October, 2001 to the present, Mr. Sebal has served as Secretary and as a Director of Hosting Site Networks, Inc., a publicly reporting, development-stage entity, provider of Internet services including web hosting, web consulting, and electronic mail services. From June, 2000 to January, 2003,

Mr. Sebal held one or more of the following the positions: Secretary, President, Chairman and CEO, and Director, of Return Assured Incorporated. Return Assured Incorporated had been a publicly reporting company involved in enabling e-retail transactions. As of January, 2003 Return Assured Incorporated is no longer a publicly reporting company. Return Assured Incorporated has had no operations since 2001. From November 2000 to October 2003 Mr. Sebal served as a Director of Mindfuleye, Inc., a publicly reporting company that developed software for licensing to the investment community. The software delivered proprietary content directly to users by web, desktop, wireless, and e-mail interfaces. As of October, 2003 Mindfuleye, Inc. is no longer a publicly reporting company. Mindfuleye, Inc has had no operations since 2001. From December 1998 to June 2000, Mr. Sebal was a Principal in IBM's e-business Services Group for Canada. From 1997 to 1998, Mr. Sebal was Director of Business Development for Communicate.com (formerly IMEDIAT Digital). From 1995 to 1997, Mr. Sebal was a Senior Account Manager for Emerge Online, Inc. a web site design and development firm. Mr. Sebal holds a baccalaureate degree in Political Science from the University of Western Ontario, Canada. Mr. Sebal works approximately 30 hours per week for NES Worldwide.

                             EXECUTIVE COMPENSATION

     The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the Named Executive Officers, as defined below, for the fiscal years ended September 30, 2003 and 2002. Note that NES Worldwide was incorporated on July 17, 2002, therefore, there was no compensation to any executive officers in 2001. The named executive officers (the "Named Executive Officers") are NES Worldwide, Inc.'s Chief Executive Officer, Chief Operating Officer and Secretary and the other executive officers of NES Worldwide who each received in excess of $100,000 in total annual salary and bonus for fiscal year 2003. Compensation is shown in the following table:

                           Summary Compensation Table

                                            Annual Compensation
                                       -----------------------------
                               Fiscal                Other Annual
Name and Principal Position     Year   Salary ($)  Compensation ($)
-----------------------------  ------  ----------  -----------------
Scott R. Kerr . . . . . . . .    2003           0  $           2,704
President and Director           2002           0                  0
-----------------------------  ------  ----------  -----------------
Todd Cusolle. . . . . . . . .    2003           0                  0
CFO, Secretary, VP               2002           0                  0
Technology and Director
-----------------------------  ------  ----------  -----------------
Matt Sebal. . . . . . . . . .    2003           0                  0
VP Strategy and Marketing and    2002           0                  0
Chairman of the Board of
Directors

DIRECTOR  COMPENSATION

     At this time, we do not pay any compensation to directors for their attendance at board meetings.

STOCK  OPTION  GRANTS


     There were no individual grants of stock options to any Executive Officers from July 17, 2002 (inception) to May 6, 2004.


2002  STOCK  OPTION  PLAN

     We adopted our 2002 Stock Option Plan on August 1, 2002. The plan provides for the grant of options intended to qualify as "incentive stock options", options that are not intended to so qualify or "nonstatutory stock options" and stock appreciation rights. The total number of shares of common stock reserved for issuance under the plan is 500,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change, plus an indeterminate number of shares of common stock issuable upon the exercise of "reload options" described below. We have not yet granted any options or stock appreciation rights under the plan.

     The plan is presently administered by our board of directors, which selects the eligible persons to whom options shall be granted, determines the number of common shares subject to each option, the exercise price therefor and the periods during which options are exercisable, interprets the provisions of the plan and, subject to certain limitations, may amend the plan. Each option granted under the plan shall be evidenced by a written agreement between us and the optionee.

     Options may be granted to our employees (including officers) and directors and certain of our consultants and advisors.

     The exercise price for incentive stock options granted under the plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for nonstatutory stock options is determined by the board of directors. Incentive stock options granted under the plan have a maximum term of ten years, except for 10% stockholders who are subject to a maximum term of five years. The term of nonstatutory stock options is determined by the board of directors. Options granted under the plan are not transferable, except by will and the laws of descent and distribution.

     The board of directors may grant options with a reload feature. Optionees granted a reload feature shall receive, contemporaneously with the payment of the option price in common stock, a right to purchase that number of common shares equal to the sum of (i) the number of shares of common stock used to exercise the option, and (ii) with respect to nonstatutory stock options, the number of shares of common stock used to satisfy any tax withholding requirement incident to the exercise of such nonstatutory stock option.

     Also, the plan allows the board of directors to award to an optionee for each share of common stock covered by an option, a related alternate stock appreciation right, permitting the optionee to be paid the appreciation on the option in lieu of exercising the option. The amount of payment to which an optionee shall be entitled upon the exercise of each stock appreciation right shall be the amount, if any, by which the fair market value of a share of common stock on the exercise date exceeds the exercise price per share of the option.

LIMITATION  ON  LIABILITY  AND  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Our Certificate of Incorporation eliminates the personal liability of directors to us and our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Section 102 of the Delaware General Corporation Law, provided that this provision shall not eliminate or limit the liability of a director:

     (i) for any breach of the director's duty of loyalty to us or our stockholders;

     (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     (iii) arising under Section 174 of the Delaware General Corporation Law (with respect to unlawful dividend payments and unlawful stock purchases or redemptions); or

     (iv) for any transaction from which the director derived an improper personal benefit.

     Additionally, we have included in our Certificate of Incorporation and our Bylaws provisions to indemnify our directors, officers, employees and agents and to purchase insurance with respect to liability arising out of the performance of their duties as directors, officers, employees and agents as permitted by
Section  145  of  the  Delaware  General  Corporation Law.  The Delaware General
Corporation Law provides further that indemnification shall not be deemed exclusive of any other rights to which the directors, officers, employees and agents may be entitled under a company's bylaws, any agreement, vote of stockholders or otherwise.

     The effect of the foregoing is to require us, to the extent permitted by law, to indemnify our officers, directors, employees and agents for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth information regarding the beneficial ownership of our common stock as of May 6, 2004. The information in this table provides the ownership information for:


     a. each person known by us to be the beneficial owner of more than 5% of our common stock;
     b.   each  of  our  directors;
     c.   each  of  our  executive  officers;  and
     d.   our  executive  officers,  directors and director nominees as a group.

     Beneficial ownership has been determined in accordance with Rule 13d-3 of the 1934 Exchange Act and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership are based on 4,990,250 shares outstanding. There are currently no outstanding options or warrants to purchase any common stock.

     Unless otherwise indicated, the address of each beneficial owner is c/o NES Worldwide, Inc., 938 Howe Street, Suite 402, Vancouver, British Columbia V6Z1N9 Canada.


                                                          AMOUNT OF    PERCENT OF
                                                         COMMON STOCK     CLASS
NAME AND ADDRESS OF             EXECUTIVE OFFICE HELD    BENEFICIALLY   OF COMMON
BENEFICIAL OWNER                      (IF ANY)              OWNED         STOCK
----------------------------  -------------------------  ------------  -----------

Scott R. Kerr (1). . . . . .  President and Director          713,500          14%
----------------------------  -------------------------  ------------  -----------

Todd Cusolle (2) . . . . . .  CFO, Secretary, VP            1,912,500          38%
                              Technology and Director
----------------------------  -------------------------  ------------  -----------
Matthew Sebal (2). . . . . .  VP Strategy and               1,912,500          38%
                              Marketing and Chairman
                              of the Board of Directors
----------------------------  -------------------------  ------------  -----------

                                                          AMOUNT OF    PERCENT OF
                                                         COMMON STOCK     CLASS
NAME AND ADDRESS OF             EXECUTIVE OFFICE HELD    BENEFICIALLY   OF COMMON
BENEFICIAL OWNER                      (IF ANY)              OWNED         STOCK
----------------------------  -------------------------  ------------  -----------
All Executive Officers and .                                2,625,000          52%
Directors as a Group
(3 persons)
----------------------------  -------------------------  ------------  -----------
Shai Stern . . . . . . . . .                                1,125,000          23%
43 Maple Avenue
Cedarhurst, NY 11516
----------------------------  -------------------------  ------------  -----------

(1) This includes 500 shares held by Mr. Kerr's wife, Nancy Munro, and 500 shares held by Mr. Kerr's minor daughter, Frances Jane Kerr.
(2) 51st State Systems Inc. owns 1,912,500 shares of NES. Matt Sebal and Todd Cusolle jointly own 51st State Systems Inc.; Therefore, Matt Sebal and Todd Cusolle jointly own 1,912,500 shares of NES.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Promoters of NES include Scott Kerr, Matt Sebal, Todd Cusolle and Adam S. Gottbetter. Jackson Steinem holds shares for Adam S. Gottbetter and is wholly owned by Adam S. Gottbetter of Gottbetter & Partners, LLP, our legal counsel.

     National EDGAR Services, Inc. is a Canadian corporation, and is a wholly owned subsidiary of NES Worldwide, Inc. 51st State Systems, Inc. is Canadian corporation owned equally by Todd Cusolle and Matt Sebal. 51st State Systems, Inc. owns 1,912, 500 shares of NES. Further, National EDGAR Services, Inc. has a web hosting contract with 51st State Systems, Inc. This web hosting contract expires August 2005, but may be terminated by either party with 60 days written notice. 51st State Systems, Inc. charges National EDGAR Services, Inc. $1,000 per month for web hosting services.

     On July 24, 2002, we issued 712,500 shares of our common stock to Scott R. Kerr in exchange for $712.50, par value of the stock.

     On July 24, 2002, we issued 1,912,500 shares of our common stock to 51st State Systems, Inc., which is owned equally by Todd Cusolle and Matt Sebal, in exchange for $1,912.50, par value of the stock.

     On July 24, 2002, we issued 1,125,000 shares of our common stock to Jackson Steinem, Inc., which is wholly owned by Adam S. Gottbetter of Gottbetter & Partners, LLP, our legal counsel. This transfer was in exchange for $1,125, par value of the stock.

     On August 1, 2002, we issued 712,500 shares of our common stock to Scott R. Kerr in exchange for the transfer from Mr. Kerr of 19 shares of National EDGAR Services, Inc. to NES.

     On August 1, 2002, we issued 1,912,500 shares of our common stock to 51st State Systems, Inc., which is owned equally by Todd Cusolle and Matt Sebal, in exchange for the transfer from Mr. Cusolle and Mr. Sebal of 51 shares of National EDGAR Services, Inc. to NES.

     On August 1, 2002, we issued 1,125,000 shares of our common stock to Jackson Steinem, Inc., which is wholly owned by Adam S. Gottbetter of Gottbetter & Partners, LLP, our legal counsel. This transfer was in exchange for the transfer from Jackson Steinem, Inc. of 30 shares of National EDGAR Services,
Inc. to NES. Further, Gottbetter & Partners, LLP, our legal counsel has estimated legal fees of approximately $50,000 billed to NES related to this registration statement.

     On August 1, 2002, we issued 50,000 shares of our common stock to KGL Investments, Ltd., the beneficial owner of which was Kaplan Gottbetter & Levenson, LLP, counsel to NES. As a result of the dissolution of that law firm the shares are now held by Jackson Steinem, Inc., the beneficial owner of which is Adam S. Gottbetter of Gottbetter & Partners, LLP, our new counsel. The shares were issued in exchange for $5,000 worth of non legal services rendered (the shares were valued at $.10 per share).

     On September 2, 2002, Scott R. Kerr cancelled 712,500 shares of NES's common stock, 51st State Systems, Inc. (owned by Todd Cusolle and Mathew Sebal) cancelled 1,912,500 shares of NES's common stock, and Jackson Steinem, Inc.
cancelled  1,125,000  shares  of  NES's  common  stock.

     On  October 28, 2003, Jackson Steinem, Inc., (which is wholly owned by Adam
S. Gottbetter of Gottbetter & Partners, LLP, our legal counsel) sold 1,125,000 shares to Shai Stern. The shares were sold at par value, $0.001, for a selling price of $1,125. Further, Mr. Stern owns Vintage Filings, LLC based in New York, which also provides electronic filing services for companies that need to electronically file prospectuses, registration statements, and other documents under United States federal securities laws with the United States Securities and Exchange Commission.

     We believe that the terms of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm's length basis. To the extent we may enter into any agreements with related parties in the future, the board of directors has determined that such agreements must be on similar terms.

                            DESCRIPTION OF SECURITIES

     Our authorized capital stock currently consists of 100,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share, the rights and preferences of which may be established from time to time by our Board of Directors. There are 4,990,250 shares of our common stock issued and outstanding, and no other securities, including without limitation any preferred stock, convertible securities, options, warrants, promissory notes or debentures outstanding.

     The description of our securities contained herein is a summary only. For more complete information, you should read our Certificate of Incorporation and its restatements, together with our corporate bylaws.

COMMON  STOCK

     Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably, our net assets available after the payment of:

     a. all secured liabilities, including any then outstanding secured debt securities which we may have issued as of such time;
     b. all unsecured liabilities, including any then unsecured outstanding secured debt securities which we may have issued as of such time; and
     c.   all  liquidation  preferences on any then outstanding preferred stock.

     Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

PREFERRED  STOCK

     Our board of directors is authorized, without further stockholder approval, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of these shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. These shares may have rights senior to our common stock. The issuance of preferred stock may have the effect of delaying or preventing a change in control of us. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. At present, we have no plans to issue any shares of our preferred stock.

DELAWARE  ANTI-TAKEOVER  LAW

     If we close an initial public offering of our securities, and become listed on a national stock exchange or the Nasdaq Stock Market or have a class of voting stock held by more than 2000 record holders, we will be governed by the provisions of Section 203 of the General Corporation Law of Delaware. In general, such law prohibits a Delaware public corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless it is approved in a prescribed manner.

     As a result of Section 203 of the General Corporation Law of Delaware, potential acquirers may be discouraged from attempting to effect acquisition transactions with us, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

TRANSFER  AGENT

     We have appointed Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004 as transfer agent for our common stock.

                              SELLING STOCKHOLDERS

     All of the shares of NES common stock offered under this prospectus may be sold by the holders. We will not receive any of the proceeds from sales of shares offered under this prospectus.
All costs, expenses and fees in connection with the registration of the selling stockholders' shares will be borne by us. All brokerage commissions, if any, attributable to the sale of shares by selling stockholders will be borne by such holders.

     The selling stockholders are offering a total of 1,240,250 shares of NES common stock. The selling stockholders are not, nor are they affiliated with, broker dealers. The following table sets forth:

     a.   the  name  of  each  person  who  is  a  selling  stockholder;
     b. the number of securities owned by each such person at the time of this offering; and
     c. the number of shares of common stock such person will own after the completion of this offering.


     All beneficial owners have sole voting and sole investment power except where noted. The column "Shares Owned After the Offering" gives effect to the sale  of  all  the  shares  of  common  stock  being offered by this prospectus.

                                                      SHARES OWNED PRIOR TO  SHARES OWNED AFTER
                                                          THE OFFERING        THE OFFERING
                                         NUMBER OF    ---------------------  ------------------
SELLING STOCKHOLDER                   SHARES OFFERED    NUMBER    PERCENT*    NUMBER  PERCENT
------------------------------------  --------------  ----------  --------    ------  --------
Accent Pacific Capital Inc. (1). . .             500        500          *         0        0%
Ramon Alexander. . . . . . . . . . .             500        500          *         0        0%
Donald E. Alton. . . . . . . . . . .             500        500          *         0        0%
Leslie Andrachuck. . . . . . . . . .             250        250          *         0        0%
Bamby Investments S.A. (2) . . . . .          50,000     50,000        1.0         0        0%
Nav Bhullar. . . . . . . . . . . . .           1,000      1,000          *         0        0%
Thomas Christen. . . . . . . . . . .         100,000    100,000        2.0         0        0%
Crystal Overseas Trading Inc. (3). .         100,000    100,000     2.0     0        0%
Adam Cunningham. . . . . . . . . . .             500        500          *         0        0%
Roger Curchod. . . . . . . . . . . .          10,000     10,000          *         0        0%
Don Currie . . . . . . . . . . . . .             500        500          *         0        0%
Gunther Cusolle (4). . . . . . . . .             250        250          *         0        0%
Mary-Louise Cusolle (5). . . . . . .             250        250          *         0        0%
Trevor Cusolle (6) . . . . . . . . .             250        250          *         0        0%
Troy Cusolle (7) . . . . . . . . . .             500        500          *         0        0%
Belinda Drew (8) . . . . . . . . . .             500        500          *         0        0%
Joanne Fichera . . . . . . . . . . .           5,000      5,000          *         0        0%
Robert Fichera . . . . . . . . . . .           5,000      5,000          *         0        0%
Adam S. Gottbetter (9) . . . . . . .          10,000     10,000          *         0        0%
Angela Halliday (10) . . . . . . . .             500        500          *         0        0%
Kurt Handschin . . . . . . . . . . .          10,000     10,000          *         0        0%
Jackson Steinem, Inc. (11) . . . . .          50,000     50,000        1.0         0        0%
Candace Kantor . . . . . . . . . . .             500        500          *         0        0%
Charalambos Katevatis (12) . . . . .             500        500          *         0        0%
Panayiotis Katevatis (13). . . . . .             500        500          *         0        0%
Frances Jane Kerr (14) . . . . . . .             500        500          *         0        0%
James R. Kerr (15) . . . . . . . . .          25,000     25,000          *         0        0%
Karen Kerr (16). . . . . . . . . . .          25,000     25,000          *         0        0%
Lawrence H. Levner . . . . . . . . .           2,000      2,000          *         0        0%
Heather Macintosh. . . . . . . . . .             250        250          *         0        0%
Ming Capital Enterprises Inc. (17) .         100,000    100,000     2.0     0        0%
Donald H. B. Munro (18). . . . . . .           1,000      1,000          *         0        0%
Nancy H. Munro (19). . . . . . . . .             500        500          *         0        0%
Sarah D. Munro (20). . . . . . . . .             500        500          *         0        0%
Susan Munro (21) . . . . . . . . . .             500        500          *         0        0%
Peter Niderost . . . . . . . . . . .             500        500          *         0        0%
Partner Marketing AG (22). . . . . .         100,000    100,000     2.0     0        0%
Alma Pasic . . . . . . . . . . . . .             250        250          *         0        0%
Private Investment Company Ltd. (23)         100,000    100,000     2.0     0        0%
Scott Rapfogel (24). . . . . . . . .          10,000     10,000          *         0        0%
Albert Reda. . . . . . . . . . . . .             500        500          *         0        0%
Christian Russenberger . . . . . . .          10,000     10,000          *         0        0%
Theresa Russo. . . . . . . . . . . .           5,000      5,000          *         0        0%
Hans Schopper. . . . . . . . . . . .         100,000    100,000     2.0     0        0%
Dana Sebal (25). . . . . . . . . . .           5,000      5,000          *         0        0%

                                                      SHARES OWNED PRIOR TO  SHARES OWNED AFTER
                                                          THE OFFERING        THE OFFERING
                                         NUMBER OF    ---------------------  ------------------
SELLING STOCKHOLDER                   SHARES OFFERED    NUMBER    PERCENT*    NUMBER  PERCENT
------------------------------------  --------------  ----------  --------    ------  --------
Frances Sebal (26) . . . . . . . . .             500        500          *         0        0%
Mal Sebal (27) . . . . . . . . . . .             500        500          *         0        0%
Mary Sebal (28). . . . . . . . . . .             500        500          *         0        0%
Seloz Gestion & Finance SA (29). . .         100,000    100,000     2.0     0        0%
Steve Sharp. . . . . . . . . . . . .             250        250          *         0        0%
Monty Sheldan. . . . . . . . . . . .             500        500          *         0        0%
Puar Sokhie. . . . . . . . . . . . .             500        500          *         0        0%
Mark Spence. . . . . . . . . . . . .             500        500          *         0        0%
Syrah Investment Corporation (30). .         100,000    100,000     2.0     0        0%
Terraco Holding SA (31). . . . . . .         100,000    100,000     2.0     0        0%
Turf Holding Inc. (32) . . . . . . .         100,000    100,000     2.0     0        0%
Praveen Varshney . . . . . . . . . .             500        500          *         0        0%
Dave Wood. . . . . . . . . . . . . .             500        500          *         0        0%
Alison J. Wright . . . . . . . . . .           1,000      1,000          *         0        0%
Vivian Yesnik. . . . . . . . . . . .             500        500          *         0        0%
Edna Zubruchen . . . . . . . . . . .             500        500          *         0        0%
                                                                                   0        0%
Total. . . . . . . . . . . . . . . .       1,240,250  1,240,250         25         0        0%

*     Indicates  less  than  one  percent of the total outstanding common stock.

(1) The beneficial owner and control person of Accent Pacific Capital Inc. is Michael Sweatman.
(2) The beneficial owner and control person of Bamby Investments SA is Camille Escher.
(3) The beneficial owner and control person of Crystal Overseas Trading, Inc. is Daniele Cimmino.
(4) Gunther Cusolle is the father of Todd Cusolle, NES's CFO, Secretary, VP Technology and Director.
(5) Mary-Lousie Cusolle is the mother of Todd Cusolle, NES's CFO, Secretary, VP Technology and Director.
(6) Trevor Cusolle is the brother of Todd Cusolle, NES's CFO, Secretary, VP Technology and Director.
(7) Troy Cusolle is the brother of Todd Cusolle, NES's CFO, Secretary, VP Technology and Director.
(8) Belinda Drew is the grandmother of Matt Sebal, NES's VP Strategy and Marketing and Chairman of the Board of Directors.
(9) Adam S. Gottbetter is a partner Gottbetter & Partners, LLP, our legal counsel
(10) Angela  Halliday is the sister of Scott Kerr, NES's President and Director.
(11) The beneficial owner and control person of Jackson Steinem, Inc. is Adam S. Gottbetter, a partner Gottbetter & Partners, LLP, our legal counsel).
(12) Charalambos Katevatis is the father of the brother-in-law of Matt Sebal, NES's VP Strategy and Marketing and Chairman of the Board of Directors.
(13) Panayiotis Katevatis is the brother-in-law of Matt Sebal, NES's VP Strategy and Marketing and Chairman of the Board of Directors.

(14) Frances Jane Kerr, a minor child, is the daughter of Scott Kerr, NES's President and Director. Scott Kerr has sole voting and sole investment power of the shares held in the name of Frances Jane Kerr.
(15) James  Kerr  is  the  father  of  Scott Kerr, NES's President and Director.
(16) Karen  Kerr  is  the  mother  of  Scott Kerr, NES's President and Director.
(17) The beneficial owner and control person of Ming Capital Enterprises, Ltd. is Unni Kumaran Menon.
(18) Donald H. B. Munro is the father-in-law of Scott Kerr, NES's President and Director.
(19) Nancy  H.  Munro  is  the wife of Scott Kerr, NES's President and Director.
(20) Sarah D. Munro is the sister-in-law of Scott Kerr, NES's President and Director.
(21) Susan  Munro  is  the  sister-in-law  of  Scott  Kerr,  NES's President and
     Director.
(22) The beneficial owner and control person of Partner Marketing AG is Karl Volger.
(23) The beneficial owner and control person of Private Investment Company Ltd. is The Estate of Martin Christen. Lammont Unni Christen is the beneficiary of this stock through Martin Christen's will.
(24) Scott Rapfogel is an associate with Gottbetter & Partners, LLP, our legal counsel.
(25) Dana Sebal is the sister of Matt Sebal, NES's VP Strategy and Marketing and Chairman of the Board of Directors.
(26) Frances Sebal is the mother of Matt Sebal, NES's VP Strategy and Marketing and Chairman of the Board of Directors.
(27) Mal Sebal is the father of Matt Sebal, NES's VP Strategy and Marketing and Chairman of the Board of Directors.
(28) Mary Sebal is the grandmother of Matt Sebal, NES's VP Strategy and Marketing and Chairman of the Board of Directors.
(29) The beneficial owner and control person of Seloz Gestion & Finance S.A. is Rene Belser.
(30) The beneficial owner and control person of Syrah Investment Corporation is Engelbert Schreiber, Jr.
(31) The beneficial owner and control person of Terraco Holding SA is Dagmar Papenberg.
(32) The  beneficial  owner  and  control  person  of  Turf Holding is Vijendran
     Poniah.


     Further, note that several selling shareholders in this registration statement are also selling shareholders in other registration statements, including registration statements filed by BHC, Inc., CCP Worldwide, Inc., Cordexa Holdings, Inc., Hosting Site Network, Inc., and MAC Worldwide, Inc. These same selling shareholders are not acting as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities.


                              PLAN OF DISTRIBUTION


     The selling stockholders may, from time to time, sell any or all of their shares of common stock covered by this prospectus on any stock exchange, market or trading facility on which the shares are then traded or in private transactions at a price of $.10 per share until our shares are quoted on the Over the Counter Bulletin Board ("OTCBB") and thereafter at prevailing market prices or privately negotiated prices. However, the selling stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. The commission or discount which may be received by any member of the National Association of Securities Dealers, Inc. in connection with these sales will not be greater than 8%. The selling stockholders may use any one or more of the following methods when selling shares:


     a. ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     b. block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     c. purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     d.   privately  negotiated  transactions;  and

     e.   a  combination  of  any  such  methods  of  sale.

     In addition, any shares that qualify for sale under Rule 144 may be sold under Rule 144 rather that through this prospectus.

     If the selling shareholders enter into an agreement, after effectiveness of this registration statement, to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter then NES will file a post-effective amendment to the registration statement identifying the broker-dealer, providing the required information on the plan of distribution and will revise the disclosures in the registration statement, and will file the broker-dealer agreement as an exhibit to the registration statement.

     In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. None of the selling shareholders are broker-dealers or affiliates of broker dealers. There are no standby arrangements or agreements with any broker-dealers or underwriting firms to resell on behalf of the selling shareholders.


     Selling shareholders may sell their shares in all 50 states in the U.S. Further, NES will be profiled in the Standard & Poor's publications or "manuals" contingent upon this registration statement going effective. The required fee to Standard & Poor's has been paid. The Standard & Poor's manuals are widely subscribed to by broker/dealers, market makers, institutional investors, university libraries and public libraries. A company that is profiled in the Standard & Poor's manuals obtains a "manual" exemption from state securities regulations for secondary trading purposes in the thirty-five states where there is a provision for manual exemption.


     If our stock does become publicly traded, we will be subject to the penny stock rules. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain rules adopted by the Securities and Exchange

Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The rules require that a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the liquidity of penny stocks.

     We have advised the selling stockholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered in this prospectus.


     The approximate expense incurred to register the shares being offered by the selling stockholders for resale is $79,201. Of this expense, $65,201 has been paid. The remaining $14,000 is planned to be paid through future revenues or through the additional sale of securities.


     This offering will terminate on the earlier of (i) the date that all shares offered by this prospectus have been sold by the selling shareholders, (ii) twenty-four (24) months from the effective date of the Registration Statement on Form SB-2 that we have filed with the SEC, or (iii) the date all of the selling shareholders may sell all of the shares described herein without restriction by the volume limitations of Rule 144(k) of the Securities Act.

                            MARKET FOR COMMON EQUITY

SHARES  ELIGIBLE  FOR  FUTURE  SALE

MARKET  INFORMATION

     There is no public trading market on which NES's Common Stock is traded. NES has engaged a broker/dealer to file a Form 211 with the National Association of Securities Dealers ("NASD") in order to allow the quotation of NES's common stock on the Over-the-Counter Bulletin Board (OTCBB). There is no assurance that our common stock will be included on the OTCBB.

     There  are  sixty-four  (64)  record  holders  of  common  equity.

     There are no outstanding options or warrants to purchase, or securities convertible into, common equity of NES.

     We have outstanding 4,990,250 shares of our common stock. Of these shares, 1,240,250 shares will be freely tradable without restriction under the Securities Act unless held by our "affiliates" as that term is defined in Rule
144 under the Securities Act. These shares will be eligible for sale in the public market, subject to certain volume limitations and the expiration of applicable holding periods under Rule 144 under the Securities Act. Non-affiliates currently hold 1,240,250 shares of our common stock, 25% of our outstanding shares. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner or affiliate) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of (1) one percent of the number of shares of common stock then outstanding or (2) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been an affiliate of us at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate), is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

     We can offer no assurance that an active public market in our shares will develop. Future sales of substantial amounts of our shares in the public market could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

                                LEGAL PROCEEDINGS

     We are not aware of any pending or threatened legal proceedings against us. As noted above we have filed for trademark protection on the name National EDGAR Services. It is possible that this conflict could lead to litigation.

                                     EXPERTS


     The financial statements of NES Worldwide, Inc., and subsidiary, for the period from September 30, 2002 through September 30, 2003, have been included herein and in the registration statement in reliance upon the report of Sherb & Co., LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.


     The financial statements of NES Worldwide, Inc., and subsidiary, for the period from July 17, 2002 (date of inception) through September 30, 2002, have been included herein and in the registration statement in reliance upon the report of Rogoff & Company, P.C., independent certified public accountants, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

     The financial statements of NES Worldwide, Inc., and subsidiary, for the period from September 30, 2002 through September 30, 2003, have been included herein and in the registration statement in reliance upon the report of Sherb & Co., LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

     Certain legal matters, including the legality of the issuance of the shares of common stock offered herein, are being passed upon for us by our counsel, Gottbetter & Partners, LLP, 488 Madison Avenue, 12th Floor, New York, New York 10022. Jackson Steinem, Inc. (the beneficial owner of which is Adam S. Gottbetter, a partner of Gottbetter & Partners, LLP,) is registering 50,000 shares of NES stock in this registration statement. Additionally, Adam S. Gottbetter owns another 10,000 shares held in his name, which are also being registered in this registration statement.


                              CHANGE IN ACCOUNTANTS


     The auditor for the Company until February 15, 2004 was Rogoff & Co., P.C., at which time Rogoff & Co., P.C. resigned. Going forward after February 15, 2004, the Company's auditor is Sherb & Co., LLP. The prior auditor Rogoff & Co., P.C. resigned because they are no longer going to do audit work for public companies. The prior auditor Rogoff & Co., P.C.'s report did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principals. For the period from July 17, 2002 (Inception) through September 30, 2002, and any subsequent interim period preceding the date of resignation, there were no disagreements with the prior auditors, Rogoff & Co., P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The decision to change accountants was approved by the board of directors.

     At no time preceding the new accountant's, Sherb & Co., LLP, engagement on March 1, 2004 did the Company consult with Sherb & Co., LLP regarding the application of accounting principles to any transaction, the type of audit opinion that might be rendered on the financial statements of the Company, nor on any disagreement or reportable event.


                       WHERE YOU CAN FIND MORE INFORMATION

     We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. However, once this registration statement becomes effective we will be required to file quarterly and annual reports and other information with the Securities and Exchange Commission.

     We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by this prospectus. The prospectus is part of the registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS
                       NES WORLDWIDE, INC. AND SUBSIDIARY


Independent Auditors'  Report, Sherb & Co., LLP                                      F-1

Independent Auditors'  Report, Rogoff & Company, P.C,                                F-2

Consolidated  Balance Sheets at December 31, 2003 (unaudited), and September 30,
2003                                                                                 F-3

Consolidated  Statements  of  Operations for the three months ended December 31,
2003 and 2002 (unaudited), for the year ended September 30, 2003, and for the
period from July  17,  2002  (Inception)  through  September  30,  2002              F-5

Consolidated  Statements  of  Cash Flows for the three months ended December 31,
2003 and 2002 (unaudited), for the year ended September 30, 2003, and for the
period from July  17,  2002  (Inception)  through  September  30,  2003              F-6

Consolidated Statement of Stockholders' Deficit for September 30, 2002,
September  30,  2003,  and  December  31,  2003  (unaudited)                         F-7

Notes  to  Consolidated  Financial  Statements                                       F-8

                          INDEPENDENT AUDITORS' REPORT


Board  of  Directors  and  Stockholders'
NES  Worldwide,  Inc.

We have audited the accompanying consolidated balance sheet of NES Worldwide, Inc. as of September 30, 2003 and the related consolidated statements of operations, stockholders' deficit and cash flows from for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In  our  opinion,  the  consolidated  financial  statements  referred  to  above
present  fairly,   in  all  material  respects  the  consolidated   financial
position  of  NES  Worldwide,  Inc.
as of September 30, 2003 and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred significant losses and has a working capital deficiency as more fully described in Note 2. The Company anticipates that additional funding will be necessary to sustain the Company's operations through the fiscal year ending September 30, 2004. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                    /s/  Sherb  &  Co.,  LLP
                                                    Certified Public Accountants

New  York,  New  York
March  15,  2004

                          Independent Auditors' Report


To  the  Board  of  Directors  and
Stockholders  of  NES  Worldwide,  Inc.


We have audited the accompanying consolidated statements of operations, stockholders' deficit and cash flows for the period from July 17, 2002 (date of inception) through September 30, 2002 of NES Worldwide, Inc. and Subsidiary (the "Company") (a developmental stage entity). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements of NES Worldwide, Inc. and Subsidiary (a developmental stage entity), referred to above present fairly, in all material respects, the consolidated results of their operations and their cash flows for the period from July 17, 2002 (date of inception) through September 30, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is a developmental stage entity and as such has not yet established any revenues. The Company has experienced losses since inception of $29,768 and, has a stockholders' deficit of $24,768 and negative working capital of $40,171 as of September 30, 2002. These factors, among others, raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  Rogoff  &  Company,  P.C.

New  York,  New  York
January  17,  2003

                             NES WORLDWIDE, INC. AND SUBSIDIARY
                                 CONSOLIDATED BALANCE SHEET

                                                                DECEMBER 31   SEPTEMBER 30
                                                                    2003          2003
                                                                ------------  -------------
                                                                (Unaudited)
 ASSETS

 Current Assets:
      Cash . . . . . . . . . . . . . . . . . . . . . . . . . .       17,195         12,991
      Accounts Recevable . . . . . . . . . . . . . . . . . . .       14,346         13,446
      Other current assets . . . . . . . . . . . . . . . . . .        2,485          2,097
                                                                ------------  -------------
             Total Current Assets. . . . . . . . . . . . . . .       34,026         28,534

 Website Costs (net of Accumulated amortization) . . . . . . .       11,856         13,179


                                                                     45,882         41,713
                                                                ============  =============

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current Liabilities:
      Accounts payable and accrued liabilities . . . . . . . .       30,026         20,448
      Due to Affiliate . . . . . . . . . . . . . . . . . . . .       27,384         27,384
                                                                ------------  -------------
             Total Current Liabilities . . . . . . . . . . . .       57,410         47,832


 Stockholders' Deficit:

 Preferred stock, $.0001 par value 5,000,000 authorized
       none outstanding. . . . . . . . . . . . . . . . . . . .            -              -
 Common stock, $.001  par value 100,000,000 shares authorized
       4,990,250 issued and outstanding. . . . . . . . . . . .        4,990          4,990
 Additional paid in capital. . . . . . . . . . . . . . . . . .       97,605         97,605
 Accumulated Deficit . . . . . . . . . . . . . . . . . . . . .     (114,123)      (108,714)

      Total Stockholders' Deficit. . . . . . . . . . . . . . .      (11,528)        (6,119)


                                                                     45,882         41,713
                                                                ============  =============

     The accompanying notes are an integral part of the consolidated financial statements.

                                        NES WORLDWIDE, INC. AND SUBSIDIARY
                                       CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                    PERIOD FROM
                                                                                                   JULY 17 ,2002
                                                                                                    (INCEPTION)
                                          THREE MONTHS ENDED   THREE MONTHS ENDED    YEAR ENDED       THROUGH
                                              DECEMBER 31          DECEMBER 31      SEPTEMBER 30    SEPTEMBER 30
                                                 2003                 2002              2003            2002
                                          -------------------  -------------------  -------------  --------------
                                              (Unaudited)          (Unaudited)
                                                                                    -------------  --------------
 Revenue . . . . . . . . . . . . . . . .  $           17,072   $            3,820   $     41,328   $           -
                                          -------------------  -------------------  -------------  --------------

 Operating Expenses:
      Web hosting Expenses . . . . . . .               4,323                3,014         15,894           2,012
      Accounting and legal . . . . . . .                   -                    -         59,903          26,534
      Management Salaries. . . . . . . .              15,010                    -         20,481               -
      Office and Miscellaneous . . . . .               2,093                    -         11,871           1,183
      Other general and administrative .               1,055               27,140         12,125              39
                                          -------------------  -------------------  -------------  --------------
                Total Operating Expenses              22,481               30,154        120,274          29,768

 Net loss. . . . . . . . . . . . . . . .  $           (5,409)  $          (26,334)  $    (78,946)  $     (29,768)
                                          ===================  ===================  =============  ==============


Basic and diluted loss per share . . . .  $            (0.00)  $            (0.01)  $      (0.02)  $       (0.01)
                                          ===================  ===================  =============  ==============

Weigthed Average Shares Outstanding
 - Basic and diluted . . . . . . . . . .           4,990,250            3,974,217      4,990,250       3,974,118
                                          ===================  ===================  =============  ==============


     The accompanying notes are an integral part of the consolidated financial statements.

                                          NES WORLDWIDE, INC. AND SUBSIDIARY
                                          STATEMENT OF STOCKHOLDERS' DEFICIT

                                                                  ADDITIONAL
                                           NUMBER OF                PAID-IN    ACCUMULATED   SUBSCRIPTION
                                         COMMON SHARES   AMOUNT     CAPITAL      DEFICIT      RECEIVABLE     TOTAL
---------------------------------------  --------------  -------  -----------  ------------  -------------  --------
 Issuance of Founders shares. . . . . .      3,750,000   $3,750   $        -   $         -   $     (3,750) $      -

 Issuance of common stock in exchange
  for 100% of common stock of NES . . .      3,750,000    3,750       (3,687)            -            (63)        -

 Issuance of common stock for services.         50,000       50        4,950             -          5,000

 Cancellation of common stock . . . . .     (3,750,000)  (3,750)       3,750             -              -

 Net loss . . . . . . . . . . . . . . .              -        -            -       (29,768)             -   (29,768)
                                         --------------  -------  -----------  ------------  -------------  --------

 BALANCE, SEPTEMBER 30, 2002. . . . . .      3,800,000    3,800        5,013       (29,768)        (3,813)  (24,768)

 Issuance of common stock from a
  private placement - 12/02 . . . . . .      1,001,750    1,002       77,614             -              -    78,616

 Issuance of common stock from a
  private placement - 1/03. . . . . . .        188,500      188       14,978             -              -    15,166

 Payment of subscription receivable . .              -        -            -             -          3,813     3,813

 Net loss . . . . . . . . . . . . . . .              -        -            -       (78,946)             -   (78,946)
                                         --------------  -------  -----------  ------------  -------------  --------

 BALANCE, SEPTEMBER 30, 2003. . . . . .      4,990,250    4,990       97,605      (108,714)             -    (6,119)

 Net loss . . . . . . . . . . . . . . .              -        -            -        (5,409)             -    (5,409)
                                         --------------  -------  -----------  ------------  -------------  --------

 BALANCE, DECEMBER 31, 2003 - UNAUDITED      4,990,250   $4,990   $   97,605   $  (114,123)  $          -  $(11,528)
                                         ==============  =======  ===========  ============  =============  ========

     The accompanying notes are an integral part of the consolidated financial statements.

                                              NES WORLDWIDE, INC. AND SUBSIDAIRY
                                            CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                               PERIOD FROM
                                                                                                              JULY 17 ,2002
                                                                                                               (INCEPTION)
                                                     THREE MONTHS ENDED   THREE MONTHS ENDED    YEAR ENDED       THROUGH
                                                         DECEMBER 31          DECEMBER 31      SEPTEMBER 30    SEPTEMBER 30
                                                            2003                 2002              2003            2002
                                                     -------------------  -------------------  -------------  --------------
                                                         (Unaudited)          (Unaudited)
                                                                                               -------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss. . . . . . . . . . . . . . . . . . . . .  $           (5,409)  $          (26,334)  $    (78,946)  $     (29,768)
                                                     -------------------  -------------------  -------------  --------------
  Adjustments to reconcile net loss to net
    cash provided by operating activities:
      Deferred offering costs . . . . . . . . . . .                   -                    -              -         (15,403)
      Common stock issued for services. . . . . . .                   -                    -              -           5,000
      Amortization. . . . . . . . . . . . . . . . .               1,323                    -          3,894               -

  Changes in assets and liabilities:
    Accounts receivable, net. . . . . . . . . . . .                (900)              (3,802)       (13,446)              -
    Other current assets. . . . . . . . . . . . . .                (388)                (312)        (2,097)              -
    Accounts payable and accrued expenses . . . . .               9,578              (11,652)       (17,611)         38,290
                                                     -------------------  -------------------  -------------  --------------
      TOTAL ADJUSTMENTS . . . . . . . . . . . . . .               9,613              (15,766)       (29,260)         27,887
                                                     -------------------  -------------------  -------------  --------------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES               4,204              (42,100)      (108,206)         (1,881)
                                                     -------------------  -------------------  -------------  --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of web site costs. . . . . . . . . . . .                   -              (12,607)             -               -
                                                     -------------------  -------------------  -------------  --------------

NET CASH USED IN INVESTING ACTIVITIES . . . . . . .                   -              (12,607)             -               -
                                                     -------------------  -------------------  -------------  --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Due to stockholder. . . . . . . . . . . . . . . .                   -               (1,901)        23,582           1,901
  Collection of subscription receivable . . . . . .                   -                    -          3,813               -
  Common stock issued for cash. . . . . . . . . . .                   -               93,782         93,782               -
                                                     -------------------  -------------------  -------------  --------------

NET CASH PROVIDED BY FINANCING ACTIVITIES . . . . .                   -               91,881        121,177           1,901
                                                     -------------------  -------------------  -------------  --------------

NET DECREASE IN CASH. . . . . . . . . . . . . . . .               4,204               37,174         12,970              20

CASH, BEGINNING OF PERIOD . . . . . . . . . . . . .              12,991                   20             20               -
                                                     -------------------  -------------------  -------------  --------------

CASH, END OF PERIOD . . . . . . . . . . . . . . . .  $           17,195   $           37,194   $     12,990   $          20
                                                     ===================  ===================  =============  ==============

Supplemental disclosure of  non-cash
  financing:
    Web site costs. . . . . . . . . . . . . . . . .  $                -   $                -   $     17,403   $           -
                                                     ===================  ===================  =============  ==============

    Common stock issued for services. . . . . . . .  $                -   $            5,000   $          -   $       5,000
                                                     ===================  ===================  =============  ==============

    Common stock issued through subscription. . . .  $                -   $            3,813   $          -   $       3,813
                                                     ===================  ===================  =============  ==============

     The accompanying notes are an integral part of the consolidated financial statements.

                       NES WORLDWIDE, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
    (All information pertaining to the Three Months Ended December 31, 2003 and 2002 is Unaudited)

NOTE  1  -  DESCRIPTION  OF  BUSINESS  AND  ACQUISITION

NES Worldwide, Inc. (the "Company") was incorporated in the State of Delaware on July 17, 2002. The Company, through its wholly owned Canadian subsidiary National EDGAR Services, Inc. ("National EDGAR"), is a provider of electronic filing services for companies and individuals that are required to file financial documents under United States federal securities laws with the United States Securities and Exchange Commission (the "SEC") via the SEC's electronic data gathering system entitled Electronic Data Gathering Analysis and Retrieval ("EDGAR ").

National EDGAR was incorporated on July 23, 2002 in the Canadian providence of British Columbia. National EDGAR had no transactions for the period between July 23, 2002 and August 1, 2002.

On August 1, 2002 the Company acquired 100% of National EDGAR's common stock in exchange for 3,750,000 shares of the Company's common stock. Accordingly, this business combination was accounted for at historical cost as an exchange of shares between enterprises under common control.

NOTE  2  -  LIQUIDITY

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has experienced losses since inception of $114,123 and has negative working capital of $23,384 at December 31, 2003. These factors raise substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon several factors, including its ability to generate cash flow once its business strategy is implemented as well as obtaining adequate capital to fund operating losses until it becomes profitable.

Management is currently implementing its business model described above and believes that the Company will generate cash flow once its business strategy is fully implemented. There can be no assurance that management will be successful in accomplishing its business plan. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE  3  -  BASIS  OF  PRESENTATION  AND  CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiary. All material intercompany accounts and transactions have been eliminated in consolidation.

The  financial  information  included herein for the three months ended December
31, 2003 and 2002 is unaudited. Such information reflects all adjustments (consisting of only normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows of the period. The results for the three months ended December 31, 2003 are not necessarily indicative of the results that may be expected for the fiscal year ended September 30, 2004.

                       NES WORLDWIDE, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
    (All information pertaining to the Three Months Ended December 31, 2003 and 2002 is Unaudited)

NOTE  4  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Concentration  of  Credit  Risk

Accounts receivable are due from companies in various industry segments throughout the United States of America and Canada all of which are required to file financial documents under United States federal securities laws with the United States Securities and Exchange Commission. Accordingly the Company is exposed to business and economic risk. The Company does not currently foresee a concentrated credit risk associated with these accounts receivable.

Allowance  for  Doubtful  Accounts

The Company estimates uncollectibility of accounts receivable by analyzing historical bad debts, customer concentrations, customer credit worthiness and current economic trends when evaluating the adequacy of the allowance for doubtful accounts. For the year ended September 30, 2003 the Company has recorded an allowance for doubtful accounts of approximately $3,400. This amount is included in general and administrative expenses in the accompanying consolidated statement of operations.

Web  Site  Costs

The Company accounts for website development costs in accordance with Emerging Issues Task Force Issue 00-2, "Accounting for Website Development Costs" ("EITF 00-2") and Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). Under EITF 00-2 and SOP 98-1, website development costs that are incurred in the preliminary project stage should be expensed as incurred. Upon meeting certain criteria the Company capitalizes external direct costs of materials and services consumed in developing or obtaining internal-use computer software, payroll and payroll-related costs for employees who are directly associated with and who devote time to the internal-use computer software project (to the extent of the time spent directly on the project), and interest costs of developing computer software for internal use.

For the year ended September 30, 2003 capitalized website development costs, consisting of costs for outside consultants, amount to $17,363. These costs are being amortized over a period of three years and are included in general and administrative expense in the accompanying consolidated statement of operations. The Company recorded amortization expense of $3,894and $1,323 for the year ended September 30, 2003 and the three months ended December 31, 2003, respectively. Accumulated amortization totaled $3,894 and $5,217 at September 30, 2003 and December 31, 2003, respectively.

Impairment  of  long-lived  assets

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"),

                       NES WORLDWIDE, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
    (All information pertaining to the Three Months Ended December 31, 2003 and 2002 is Unaudited)

the Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. In such circumstances, the Company will estimate the future cash flows expected to result from the use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, the Company will recognize an impairment loss to adjust to the fair value of the asset. Management believes that there are no long-lived impaired assets at September 30, 2003.

Deferred  offering  costs

Deferred offering costs represented costs attributable to a private placement completed on December 15, 2002. The Company offset these costs against the proceeds from this transaction.

Income  Taxes

The Company uses the liability method for income taxes as required by SFAS No. 109 "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when it is more likely than not that the deferred tax assets will not be realized.

Revenue  Recognition

Revenue is recorded when the service has been provided, the price has been fixed or determined, and collectability is reasonably assured.

Loss  Per  Share

The Company presents basic loss per share and, if appropriate, diluted net income per share in accordance with the provisions of SFAS No. 128 "Earnings per Share" ("SFAS 128").

Under SFAS 128 basic net loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period. Diluted net income per share is computed by dividing the net income for the period by the weighted average number of common shares and common share equivalents outstanding during the period. Common stock equivalents would arise from the exercise of stock options. Dilutive earnings per share is not presented for all periods shown as it is the same as basic.

                       NES WORLDWIDE, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
    (All information pertaining to the Three Months Ended December 31, 2003 and 2002 is Unaudited)

Stock  Based  Compensation

Effective January 1, 2003 the Company adopted SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure" ("SFAS 148"). SFAS 148 amends SFAS No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"), and provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require more prominent and more frequent disclosures in financial statements of the effects of stock-based compensation. The interim disclosure requirements of SFAS 148 are effective for interim periods beginning after December 15, 2002. The Company's stock-based compensation related to employees and non-employee directors is recognized using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and thus there is no compensation expense for options granted with exercise prices equal to the fair value of the Company's common stock on the date of the grant. With respect to stock based compensation granted to non-employees, the Company records an expense equal to the fair value of the option on the measurement date, which is either the earlier of the date at which a commitment for performance is reached or the date at which the service is complete. At December 31, 2003 and September 30, 2003 the Company had not granted any stock options.

Comprehensive  Income  (loss)

Comprehensive income (loss) consists of the net loss for the period and arises primarily from foreign currency translation adjustments if material.

Financial  Instruments

The carrying amounts of financial instruments, including cash, accounts receivable, and accounts payable and accrued liabilities approximate fair value at December 31, 2003 and September 30, 2003 because of the short term maturity of the instruments. The fair value of due to affiliate is not practical to estimate without incurring excessive cost and is carried at cost at December 31, 2003 and September 30, 2003.

Foreign  Currency  Translation

The assets and liabilities of the foreign subsidiary are translated at current exchange rates and related revenues and expenses at average exchange rates in effect during the period. Resulting translation adjustments, if material, are recorded as a separate component of stockholders' equity.

                       NES WORLDWIDE, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
    (All information pertaining to the Three Months Ended December 31, 2003 and 2002 is Unaudited)

Use  of  Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

New  Accounting  Pronouncements

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS 149"). This statement amends SFAS 133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires contracts with similar characteristics to be accounted for on a comparable basis. The adoption of SFAS 149 has not had a material effect on the Company's financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"). SFAS 150 establishes standards on the classification and measurement of financial instruments with characteristics of both liabilities and equity. SFAS 150 became effective for financial instruments entered into or modified after May 31, 2003. The adoption of SFAS 150 has not had a material effect on the Company's financial position or results of operations.

In November 2002, the FASB issued EITF Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables" ("EITF 00-21"). EITF 00-21 addresses certain aspects of the accounting by a company for arrangements under which it will perform multiple revenue-generating activities. EITF 00-21 addresses when and how an arrangement involving multiple deliverables should be divided into separate units of accounting. EITF 00-21 provides guidance with respect to the effect of certain customer rights due to company nonperformance on the recognition of revenue allocated to delivered units of accounting. EITF 00-21 also addresses the impact on the measurement and/or allocation of arrangement consideration of customer cancellation provisions and consideration that varies as a result of future actions of the customer or the company. Finally, EITF 00-21 provides guidance with respect to the recognition of the cost of certain deliverables that are excluded from the revenue accounting arrangement. The provisions of EITF 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after September 15, 2003. The adoption of EITF 00-21 has not had a material effect on the Company's financial position or results of operations.

                       NES WORLDWIDE, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
    (All information pertaining to the Three Months Ended December 31, 2003 and 2002 is Unaudited)

NOTE  5  -  INCOME  TAXES

At September 30, 2003, the Company has a net operating loss carryforward of approximately $64,000 which may be utilized to offset future taxable income for United States Federal tax purposes. This net operating loss carryforward begins to expire in 2022. There are no timing differences between financial reporting and tax reporting. This net operating loss carryforward creates a deferred tax asset of approximately $3,800. Since it is more likely than not that the Company will not realize a benefit from this net operating loss carryforward a 100% valuation allowance has been recorded to reduce the deferred tax asset to its net realizable value.

At September 30, 2003 the Company's wholly owned subsidiary has a net operating loss of approximately $8,000 under The Income Tax Act (Canada). This net operating loss can be carried forward seven years to offset future taxable income. This net operating loss carryforward creates a deferred tax asset of approximately $2,000. Since it is more likely than not that the Company will not realize a benefit from this net operating loss carryforward a 100% valuation allowance has been recorded to reduce the deferred tax asset to its net realizable value.

NOTE  6  -  DUE  TO  STOCKHOLDER

On July 23, 2002 the majority stockholder advanced $1,901 to the Company. This advance is due on demand and accrues interest at 12% per annum. The Company repaid this advance, including interest, on December 30, 2002.

NOTE  7  -  EQUITY  TRANSACTIONS

On July 17, 2002 the Company issued 712,500, 1,912,500 and 1,125,000 shares of the Company's common stock to the Company's president, a related party owned by the Company's Chief Financial Officer and Executive Vice President of Strategy and Marketing and an entity owned by a partner of the Company's legal counsel, respectively, (collectively "the Founders") at par value. These amounts were paid in February, 2003.

On August 1, 2002 the Company issued 50,000 shares of its common stock to an investment company owned by the Company's legal counsel. The shares were issued in exchange for $5,000 of non-legal services rendered (valued at $.10 per share).

On August 1, 2002, in exchange for 100% of the common stock of National EDGAR, the Company issued 712,500, 1,912,500 and 1,125,000 shares of its common stock to the Company's president, a related party owned by the Company's Chief Financial Officer and Executive Vice President of Strategy and Marketing and an entity owned by a partner of the Company's legal counsel, respectively.

                       NES WORLDWIDE, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
    (All information pertaining to the Three Months Ended December 31, 2003 and 2002 is Unaudited)

On September 2, 2002 the Founders agreed to cancel 3,750,000 shares of the Company's common stock. For purposes of calculating loss per share the Company has treated this transaction as though it took place simultaneously with the acquisition of National Edgar.

The Company completed a private placement on February 13, 2003 by selling 1,190,250 shares of common stock at a price of $.10 per share. The Company received proceeds of $93,782 net of $25,243 of offering costs.

NOTE  8  -  REGISTRATION  OF  SECURITIES

On August 1, 2002 the Board of Directors approved the filing of a registration statement with the SEC using Form SB-2 to register up to 2,000,000 already issued shares of the Company's common stock for the account of the selling stockholders. None of the proceeds from the sale of securities from this registration statement will go to the Company.

NOTE  9  -  STOCK  OPTION  PLAN

On August 1, 2002 the Board of Directors of the Company authorized the formation of the 2002 Stock Option Plan (the "Plan"), subject to stockholder approval. The Plan provides for the granting of incentive stock options, non-statutory stock options and stock appreciation rights. The incentive stock options can be granted to employees or any subsidiary of the Company. The non-statutory stock options can be granted to all employees, including officers, non-employee directors, consultants or any subsidiary of the Company. Non-statutory stock options can only be granted to consultants that have rendered a bona fide service to the Company, so long as the service is not in connection with the offer or sale of securities in a capital raising transaction. The number of shares of common stock reserved for issuance under the Plan is 500,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar change in the Company's capital structure.

Incentive stock options must be granted prior to ten years from the date the Plan was initially adopted by the Board of Directors. The option price for shares issued as incentive stock options shall not be less than the fair market value of the Company's common stock at the date of grant unless the option is granted to an individual who, at the date of the grant, owns more than 10% of the total combined voting power of all classes of the Company's stock (the "Principal Stockholder"). Then the option price shall be at least 110% of the fair market value at the date the option is granted. No incentive stock option granted under the Plan shall be exercisable after ten years from its grant date. If the incentive stock option is granted to a Principal Stockholder then the exercise period is five years from the date of grant. Every incentive stock option granted under the Plan shall be subject to earlier termination as expressly provided for in the Plan.

                       NES WORLDWIDE, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
    (All information pertaining to the Three Months Ended December 31, 2003 and 2002 is Unaudited)

The option price for shares issued under the non-statutory stock options shall be determined at the sole discretion of the Board of Directors, but may not be less than 85% of the fair market value of the Company's common stock at the date of grant. A non-statutory stock option granted under the Plan may be of such duration as shall be determined by the Board of Directors.

The  Board  of  Directors  may  grant  options  with  a  reload feature ("Reload
Options"). Option holders granted a Reload Option shall receive contemporaneously with the payment of the option price in shares of common stock a right to purchase that number of shares of the Company's common stock equal to the sum of (i) the number of shares of the Company's common stock used to exercise the option and (ii) with respect to non-statutory stock options the number of shares of the Company's common stock used to satisfy any tax withholding requirement incident to the exercise of such non-statutory stock options. The option price for a Reload Option relating to incentive stock options or non-statutory stock options granted to a person other than a Principal Stockholder shall be the fair market value of a share of the Company's common stock at the date of grant of the Reload Option. For Principal
Stockholders the option price for Reload Options shall be 110% of the fair market value of a share of the Company's common stock at the date of grant.

The Board of Directors may award an optionee with respect to each share of common stock covered by an option, a related alternative stock appreciation right ("SAR"). A SAR granted with an incentive stock option must be granted together with the related incentive stock option. A SAR granted with a non-statutory stock option may be granted together, or subsequent to, the granting of the original non-statutory stock option. SAR's granted under the Plan shall be evidenced by an agreement (the "SAR Agreement"). The SAR Agreement shall specify the period during which the SAR is exercisable. A SAR may be exercised only if and to the extent that the related option is eligible to be exercised on the date of exercise of the SAR. SAR's shall terminate or expire upon the same conditions as the related option. The Company has not issued any options under this plan.

NOTE  10  -  RELATED  PARTIES

The Company entered into a web hosting agreement (the "Agreement") and a web site development agreement (the "Web Agreement') with the majority stockholder, which is a company owned by the Chief Financial Officer and Executive Vice
President  of  Strategy  and  Marketing.

The initial term of the Agreement is for three years commencing on August 1, 2002. Thereafter, the Agreement is renewable automatically for an additional one-year term unless either party notifies the other of its intention to terminate the Agreement. Under this Agreement the Company is required to pay a monthly fee of $1,000. For the year ended September 30, 2003 the Company has recorded an expense of approximately $12,000, and approximately $2,000 in 2002, which is included in web hosting expense in the accompanying consolidated statement of operations.

                       NES WORLDWIDE, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
    (All information pertaining to the Three Months Ended December 31, 2003 and 2002 is Unaudited)

The Web Agreement was completed with the web site becoming operational during January 2003. At September 30, 2003 the majority stockholder is due approximately $9,000 relating to the Agreement and approximately $15,000 relating to the Web Agreement. Both amounts are included in due to affiliate in the accompanying consolidated balance sheet.

A partner of the Company's legal counsel owns approximately 30% of the Company's outstanding common stock at September 30, 2003. In October 2003 that partner sold 1,125,000 shares of the Company's stock. That partner remains the beneficial owner of 60,000 shares, approximately 1%, of the Company's outstanding common stock as of December 31, 2003. For the period from July 17, 2002 through September 30, 2002 the Company has accrued legal expenditures of approximately $35,000, of which approximately $15,000 relates to a private placement. For the year ended September 30, 2003 the Company has incurred additional legal fees of approximately $53,000, of which approximately $10,000 relates to a private placement.

NOTE  11  -  CONCENTRATIONS

At September 30, 2003 the Company had five customers that accounted for approximately 69% of accounts receivable. During the year ended September 30, 2003 the Company had six customers, which accounted for approximately 70% of the Company's sales.

NOTE  12-  SEGMENT  AND  GEOGRAPHIC  INFORMATION

The Company conducts its operations in Canada, which is the location of all of the Company's sales. Information about the Company's assets in different geographic locations at September 30, 2003 and September 30, 2002 is shown below pursuant to the provisions of SFAS 131, "Disclosures About Segments of an Enterprise and Related Information."

                                  DECEMBER 31,  SEPTEMBER 30,
                                     2003            2003
                                  (UNAUDITED)
                                  ------------  -------------
         Canada                   $     37,013  $     33,076
         United States                   8,869         8,637
                                  ------------  -------------
         Total Assets             $     45,882  $     41,713
                                  ============  =============

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.   INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Company's Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by Section 145 of the Delaware General Corporate Law ("DGCL"), as amended from time to time, indemnify its officers and directors.

     Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of any action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     The Company's Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted by the DGCL, director liability for monetary damages for breaches of the fiduciary duty of care or any other duty as a director.

     Article X of the Registrant's certificate of incorporation provide as follows:

                                    ARTICLE X
                      LIMITATION ON LIABILITY OF DIRECTORS;
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS;
                         PERSONAL LIABILITY OF DIRECTORS

     (i) To the fullest extent permitted by the GCL, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article X nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article X shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     (ii) The Corporation shall indemnify each of the Corporation's directors and officers in each and every situation where, under Section 145 of the GCL, as amended from time to time ("Section 145"), the Corporation is permitted or empowered to make such indemnification. The Corporation may, in the sole discretion of the Board of Directors of the Corporation, indemnify any other person who may be indemnified pursuant to Section 145 to the extent that the Board of Directors deems advisable, as permitted by
     Section  145.

     (iii) No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director of the Corporation, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law , (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is subsequently amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended GCL. For purposes of this Article X, "fiduciary duty as a director" shall include any fiduciary duty arising out of service at the Corporation's request as a director of another corporation, partnership, joint venture or other enterprise, and "personal liability to the Corporation or its stockholders" shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

ITEM  25.   EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

Securities  and  Exchange  Commission  Registration  Fee      $   101
Legal  Fees                                                    50,000
Accounting  Fees                                               27,000
Printing                                                        2,100
                                                              -------
     TOTAL                                                    $79,201
                                                              -------

ITEM  26.   RECENT  SALES  OF  UNREGISTERED  SECURITIES.

     On July 24, 2002, we issued 712,500 shares of our common stock to Scott R. Kerr in exchange for $712.50, par value of the stock.

     On July 24, 2002, we issued 1,912,500 shares of our common stock to 51st State Systems, Inc., which is owned equally by Todd Cusolle and Matt Sebal, in exchange for $1,912.50, par value of the stock.

     On July 24, 2002, we issued 1,125,000 shares of our common stock to Jackson Steinem, Inc., which is wholly owned by Adam S. Gottbetter of Gottbetter & Partners, LLP, our legal counsel. This transfer was in exchange for $1,125, par value of the stock.

     On August 1, 2002 we issued 712,500 shares of our common stock to Scott R. Kerr in exchange for the transfer from Mr. Kerr of 19 shares of National EDGAR Services, Inc. to NES. The value placed on the National EDGAR Services, Inc. shares was $712.50.

     On August 1, 2002 we issued 1,912,500 shares of our common stock to 51st State Systems, Inc., which is owned equally by Todd Cusolle and Matt Sebal, in exchange for the transfer from Mr. Cusolle and Mr. Sebal of 51 shares of National EDGAR Services, Inc. to NES. The value placed on the National EDGAR Services, Inc. shares was $1,912.50.

     On August 1, 2002 we issued 1,125,000 shares of our common stock to Jackson Steinem, Inc., which is wholly owned by Adam S. Gottbetter of Gottbetter & Partners, LLP, our legal counsel. This transfer was in exchange for the transfer from Jackson Steinem, Inc. of 30 shares of National EDGAR Services,
Inc. to NES. The value placed on the National EDGAR Services, Inc. shares was $1,125.

     On August 1, 2002 we issued 50,000 shares of our common stock to KGL Investments, Ltd., the beneficial owner of which was Kaplan Gottbetter & Levenson, LLP, counsel to NES. As a result of the dissolution of the law firm the shares are now held by Jackson Steinem, Inc. the beneficial owner is Adam S. Gottbetter of Gottbetter & Partners, LLP, our new counsel. The shares were issued in exchange for $5,000 worth of non legal services rendered (the shares were valued at $.10 per share).

     On September 2, 2002, Scott R. Kerr cancelled 712,500 shares of NES's common stock, 51st State Systems, Inc. (owned by Todd Cusolle and Mathew Sebal) cancelled 1,912,500 shares of NES's common stock, and Jackson Steinem, Inc.
cancelled  1,125,000  shares  of  NES's  common  stock.


     From October, 2002 to February 2003, NES sold 1,190,250 shares of its common stock at $.10 per share for a total of $119,025. The shares were sold to 5 accredited investors, 1 non-accredited investor, and to 54 foreign investors who had access to all material information pertaining to the Company. A private placement memorandum was provided to the accredited and non-accredited investors (the U.S. investors). These investors were personal business acquaintances of NES's officers and directors. The registrant believes that the one non-accredited investor met the definition of a sophisticated investor as found in Regulation D; that she had such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the prospective investment. Further, the one non-accredited investor reviewed a private placement memorandum and reviewed and executed a subscription agreement in which the investor indicated that the investor had several years of experience in making investments, had been in retail management for over ten years and owned a retail clothing store. The sales were a private transaction without registration in reliance on the exemptions provided by Section 4(2), Rule 506 of Regulation D and Rule 903 (b) (3) of Regulation S of the Securities Act of 1933, as amended. The foreign investors certified, by reviewing and executing a subscription agreement, that they were not a U.S. person and were not acquiring the securities for the account or benefit of any U.S. person and agreed to resell their NES stock only in accordance with the provisions of

Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration. Further, a legend was placed on the shares sold pursuant to Regulation S that stated that transfer of the shares is prohibited except in accordance with Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.


     The issuances of securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. The Company made the determination that each investor had enough knowledge and experience in finance and business matters to evaluate the risks and merits of the investment. There was no general solicitation or general advertising used to market the securities. Also, these investors were given a private placement memorandum containing the kind of information normally provided in a prospectus. All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.


Exhibit Number  Description
--------------  ----------------------------------------------------------------------------------
     3.1        Certificate of Incorporation*
     3.2        Amended Certificate of Incorporation*
     3.3        By-Laws ***
     4.1        Specimen Certificate of Common Stock*
     5.1        Form of Opinion of Counsel ***
    10.1        Stock Option Plan of 2002*
    10.2        License Agreement with the U.S. Securities and Exchange Commission, October, 2001*
    10.3        Web Hosting Agreement between subsidiary National EDGAR Services, Inc.
                and 51st State Systems, Inc., dated August 1, 2002**
    10.4        Non-binding Memorandum of Understanding with Continental Stock &
                Transfer Company, dated February 10, 2003 ***
    16.1        Letter from Former Accountants
    21.1        List of Subsidiaries*
    23.1        Accountant's Consent,  Rogoff  &  Company,  P.C.
    23.2        Accountant's Consent,  Sherb  &  Co.,  LLP
    23.3        Counsel's Consent to Use Opinion (included in Exhibit 5.1) ***

* Previously filed in registration statement on Form SB-2 with the Securities and Exchange Commission, Registration Statement No. 333-104698 on April 23., 2003.

**    Previously  filed  in  registration  statement  on  Form  SB-2  with  the
Securities and Exchange Commission, Registration Statement No. 333-104698 on November 7, 2003.


***   Previously  filed  in  registration  statement  on  Form  SB-2  with  the
Securities and Exchange Commission, Registration Statement No. 333-104698 on March 25, 2004.

ITEM  28.   UNDERTAKINGS.

     The  Registrant  undertakes  to:

     (1) File, during any period in which it offers or sales securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at then end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Vancouver, British Columbia on May 6 , 2004.

                             NES  Worldwide,  Inc.


                             By:     /s/Scott  R.  Kerr
                                     ------------------
                                     Scott  R.  Kerr
                                     President, Principal Executive Officer, and
                                     Director


     In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.

Signature . . . .  Title                                        Dated

/s/ Scott R. Kerr  President, Principal Executive Officer,   May 6 , 2004
-----------------  and Director
Scott R. Kerr

/s/ Todd Cusolle.  Chief Financial Officer, Secretary,       May 6 , 2004
-----------------  VP Technology and Director
Todd Cusolle

/s/ Matt Sebal     VP Strategy and Marketing, Chairman of the May 6 , 2004
-----------------  Board of Directors and Principal Accounting
Matt Sebal         Officer

                               NES WORLDWIDE, INC.
                                  EXHIBIT INDEX


Exhibit Number  Description
--------------  ----------------------------------------------------------------------------------
     3.1        Certificate of Incorporation **
     3.2        Amended Certificate of Incorporation*
     3.3        By-Laws ***
     4.1        Specimen Certificate of Common Stock*
     5.1        Form of Opinion of Counsel ***
    10.1        Stock Option Plan of 2002*
    10.2        License Agreement with the U.S. Securities and Exchange Commission, October, 2001 **
    10.3        Web Hosting Agreement between subsidiary National EDGAR Services, Inc.
                and 51st State Systems, Inc., dated August 1, 2002**
    10.4        Non-binding Memorandum of Understanding with Continental Stock &
                Transfer Company, dated February 10, 2003 ***
    16.1        Letter from Former Accountants
    21.1        List of Subsidiaries*
    23.1        Accountant's Consent,  Rogoff  &  Company,  P.C.
    23.2        Accountant's Consent,  Sherb  &  Co.,  LLP
    23.3        Counsel's Consent to Use Opinion (included in Exhibit 5.1) ***

* Previously filed in registration statement on Form SB-2 with the Securities and Exchange Commission, Registration Statement No. 333-104698 on April 23., 2003.

**    Previously  filed  in  registration  statement  on  Form  SB-2  with  the
Securities and Exchange Commission, Registration Statement No. 333-104698 on November 7, 2003.


***   Previously  filed  in  registration  statement  on  Form  SB-2  with  the
Securities and Exchange Commission, Registration Statement No. 333-104698 on March 25, 2004.